                                                                EXHIBIT 4(f)(78)

                                                                  EXECUTION COPY

================================================================================

                 CREDIT ACCEPTANCE AUTO DEALER LOAN TRUST 2006-2
                     $100,000,000 Class A Asset Backed Notes

                                   ----------

                                    INDENTURE

                          Dated as of November 21, 2006

                                   ----------

                      DEUTSCHE BANK TRUST COMPANY AMERICAS
                 as the Trust Collateral Agent/Indenture Trustee

                 CREDIT ACCEPTANCE AUTO DEALER LOAN TRUST 2006-2
                                  as the Issuer

================================================================================

                                TABLE OF CONTENTS

                                                                            PAGE
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
ARTICLE I Definitions and Incorporation by Reference.....................     2
   SECTION 1.1.   Definitions............................................     2
   SECTION 1.2.   Rules of Construction..................................     8

ARTICLE II The Notes.....................................................     9
   SECTION 2.1.   Form...................................................     9
   SECTION 2.2.   Execution, Authentication and Delivery.................     9
   SECTION 2.3.   Registration of Transfer and Exchange of Class A
                  Notes..................................................    10
   SECTION 2.4.   Mutilated, Destroyed, Lost, or Stolen Notes............    13
   SECTION 2.5.   Persons Deemed Owners..................................    14
   SECTION 2.6.   Access to List of Noteholders' Names and Addresses.....    14
   SECTION 2.7.   Maintenance of Office or Agency........................    14
   SECTION 2.8.   Payment of Principal and Interest; Defaulted Interest..    15
   SECTION 2.9.   Release of Collateral..................................    15

ARTICLE III Covenants, Representations and Warranties....................    16
   SECTION 3.1.   Payment of Principal and Interest......................    16
   SECTION 3.2.   Maintenance of Office or Agency........................    16
   SECTION 3.3.   Money for Payments to be Held in Trust.................    16
   SECTION 3.4.   Existence..............................................    18
   SECTION 3.5.   Protection of Trust Property...........................    18
   SECTION 3.6.   Opinions as to Trust Property..........................    19
   SECTION 3.7.   Performance of Obligations; Servicing of Contracts.....    19
   SECTION 3.8.   Negative Covenants.....................................    20
   SECTION 3.9.   Annual Statement as to Compliance......................    21
   SECTION 3.10.  Issuer May Consolidate, Etc. Only on Certain Terms.....    21
   SECTION 3.11.  Successor or Transferee................................    23
   SECTION 3.12.  No Other Business......................................    23
   SECTION 3.13.  No Borrowing...........................................    23
   SECTION 3.14.  Guarantees, Loans, Advances and Other Liabilities......    23
   SECTION 3.15.  Capital Expenditures...................................    24
   SECTION 3.16.  Compliance with Laws...................................    24

                                TABLE OF CONTENTS
                                   (continued)

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   SECTION 3.17.  Restricted Payments....................................    24
   SECTION 3.18.  Notice of Indenture Events of Default..................    24
   SECTION 3.19.  Further Instruments and Acts...........................    24
   SECTION 3.20.  Amendments of Sale and Servicing Agreement and
                  Trust Agreement........................................    25
   SECTION 3.21.  Income Tax Characterization............................    25
   SECTION 3.22.  Perfection Representations, Warranties and Covenants...    25

ARTICLE IV Satisfaction and Discharge....................................    25
   SECTION 4.1.   Satisfaction and Discharge of Indenture................    25
   SECTION 4.2.   Application of Trust Money.............................    26
   SECTION 4.3.   Repayment of Moneys Held by Paying Agent...............    27

ARTICLE V Remedies.......................................................    27
   SECTION 5.1.   Indenture Events of Default............................    27
   SECTION 5.2.   Rights Upon Indenture Event of Default.................    29
   SECTION 5.3.   Collection of Indebtedness and Suits for Enforcement by
                  Indenture Trustee......................................    30
   SECTION 5.4.   Remedies...............................................    32
   SECTION 5.5.   Optional Preservation of the Trust Property............    34
   SECTION 5.6.   [Reserved].............................................    34
   SECTION 5.7.   Limitation of Suits....................................    34
   SECTION 5.8.   Unconditional Rights of Noteholders To Receive
                  Principal and Interest.................................    35
   SECTION 5.9.   Restoration of Rights and Remedies.....................    35
   SECTION 5.10.  Rights and Remedies Cumulative.........................    35
   SECTION 5.11.  Delay or Omission Not a Waiver.........................    36
   SECTION 5.12.  Control by the Controlling Party.......................    36
   SECTION 5.13.  Undertaking for Costs..................................    36
   SECTION 5.14.  Waiver of Stay or Extension Laws.......................    36
   SECTION 5.15.  Action on Class A Notes................................    37
   SECTION 5.16.  Performance and Enforcement of Certain Obligations.....    37
   SECTION 5.17.  Subrogation............................................    37

                                TABLE OF CONTENTS
                                   (continued)

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ARTICLE VI The Indenture Trustee.........................................    38
   SECTION 6.1.   Duties of Indenture Trustee............................    38
   SECTION 6.2.   Rights of Indenture Trustee............................    40
   SECTION 6.3.   Individual Rights of Indenture Trustee.................    41
   SECTION 6.4.   Indenture Trustee's Disclaimer.........................    42
   SECTION 6.5.   Notice of Indenture Events of Default..................    42
   SECTION 6.6.   Reports by Indenture Trustee to Holders................    42
   SECTION 6.7.   Compensation...........................................    42
   SECTION 6.8.   Replacement of Indenture Trustee.......................    43
   SECTION 6.9.   Successor Indenture Trustee by Merger..................    45
   SECTION 6.10.  Appointment of Trust Collateral Agent..................    45
   SECTION 6.11.  Appointment of Co-Indenture Trustee or Separate
                  Indenture Trustee......................................    45
   SECTION 6.12.  Eligibility............................................    46
   SECTION 6.13.  Trust Collateral Agent to Follow Indenture Trustee's
                  Directions.............................................    47
   SECTION 6.14.  Representations and Warranties of the Indenture
                  Trustee................................................    47
   SECTION 6.15.  Waiver of Setoffs......................................    48
   SECTION 6.16.  Controlling Party......................................    48
   SECTION 6.17.  Disqualification of the Indenture Trustee..............    48
   SECTION 6.18.  Authorization and Direction............................    48
   SECTION 6.19.  Action under the Intercreditor Agreement...............    48

ARTICLE VII Noteholders' Lists and Reports...............................    48
   SECTION 7.1.   Issuer To Furnish To Indenture Trustee Names and
                  Addresses of Noteholders...............................    48
   SECTION 7.2.   Preservation of Information; Communications to
                  Noteholders............................................    49

ARTICLE VIII Accounts, Disbursements and Releases........................    49
   SECTION 8.1.   Collection of Money....................................    49
   SECTION 8.2.   Release of Trust Property..............................    49
   SECTION 8.3.   Opinion of Counsel.....................................    49

                                TABLE OF CONTENTS
                                   (continued)

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
ARTICLE IX Supplemental Indentures.......................................    50
   SECTION 9.1.   Supplemental Indentures Without Consent of
                  Noteholders............................................    50
   SECTION 9.2.   Supplemental Indentures with Consent of Noteholders....    51
   SECTION 9.3.   Execution of Supplemental Indentures...................    53
   SECTION 9.4.   Effect of Supplemental Indenture.......................    53
   SECTION 9.5.   Reference in Class A Notes to Supplemental Indentures..    53

ARTICLE X Redemption of Notes............................................    54
   SECTION 10.1.  Redemption.............................................    54
   SECTION 10.2.  Form of Redemption Notice..............................    54
   SECTION 10.3.  Class A Notes Payable on Redemption Date...............    55

ARTICLE XI Miscellaneous.................................................    55
   SECTION 11.1.  Compliance Certificates and Opinions, etc..............    55
   SECTION 11.2.  Form of Documents Delivered to Indenture Trustee.......    57
   SECTION 11.3.  Acts of Noteholders....................................    57
   SECTION 11.4.  Notices, etc. to Indenture Trustee, Class A Insurer,
                  Backup Insurer, Issuer and Rating Agencies.............    58
   SECTION 11.5.  Notices to Noteholders; Waiver.........................    59
   SECTION 11.6.  Alternate Payment and Notice Provisions................    59
   SECTION 11.7.  Effect of Headings and Table of Contents...............    60
   SECTION 11.8.  Successors and Assigns.................................    60
   SECTION 11.9.  Separability...........................................    60
   SECTION 11.10. Benefits of Indenture..................................    60
   SECTION 11.11. Legal Holidays.........................................    60
   SECTION 11.12. GOVERNING LAW..........................................    60
   SECTION 11.13. Counterparts...........................................    61
   SECTION 11.14. Recording of Indenture.................................    61
   SECTION 11.15. Trust Obligation.......................................    61
   SECTION 11.16. No Petition............................................    61
   SECTION 11.17. Inspection.............................................    62
   SECTION 11.18. Maximum Interest Payable...............................    62

                                TABLE OF CONTENTS
                                   (continued)

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   SECTION 11.19. No Legal Title in Holders..............................    63
   SECTION 11.20. Third Party Beneficiary................................    63
   SECTION 11.21. Control Rights.........................................    63

EXHIBIT
   Exhibit A Form of Class A Note

SCHEDULE
   Schedule A Perfection Representations, Warranties and Covenants

          INDENTURE dated as of November 21, 2006, between CREDIT ACCEPTANCE AUTO DEALER LOAN TRUST 2006-2, a Delaware statutory trust (the "Issuer"), and DEUTSCHE BANK TRUST COMPANY AMERICAS, a New York banking corporation, as trust collateral agent (the "Trust Collateral Agent") and as indenture trustee (the "Indenture Trustee").

          Each party agrees as follows for the benefit of the other party and for the equal and ratable benefit of the Holders of the Issuer's $100,000,000 Class A 5.38% Asset Backed Notes (the "Class A Notes"), the Class A Insurer and the Backup Insurer:

                                 GRANTING CLAUSE

          The Issuer hereby grants to the Indenture Trustee for the benefit of itself, the Class A Insurer, the Backup Insurer and the Class A Noteholders, as their respective interests may appear, a first-priority perfected security interest in all property of the Issuer, including all of the Issuer's right, title and interest in and to the following collateral (the "Collateral") now owned or hereafter acquired, which Collateral shall be held by the Trust Collateral Agent on behalf of the Indenture Trustee, subject to the lien of this
Indenture:

          (i) all right, title, and interest of the Issuer in and to the Dealer Loans listed on Schedule A to the Sale and Servicing Agreement, and listed on any addendum to Schedule A to the Sale and Servicing Agreement delivered by the Seller during the Revolving Period, and proceeds thereof;

          (ii) certain rights under the Dealer Agreements listed on Schedule A to the Sale and Servicing Agreement, and listed on any addendum to Schedule A to the Sale and Servicing Agreement delivered by the Seller during the Revolving Period, including Credit Acceptance's right to service the Dealer Loans and Contracts and receive the related servicing fee and receive reimbursement of certain recovery and repossession expenses, in accordance with the terms of the Dealer Agreements (other than the Excluded Dealer Agreement Rights);

          (iii) Collections (other than Dealer Collections) after the applicable Cut-off Date;

          (iv) a security interest in each Contract listed on Schedule A to the Sale and Servicing Agreement, and listed on any addendum to Schedule A to the Sale and Servicing Agreement delivered by the Seller during the Revolving Period;

          (v) all records and documents relating to the Dealer Loans and the Contracts;

          (vi) all security interests purporting to secure payment of the Dealer Loans;

          (vii) all security interests purporting to secure payment of the Contracts (including a security interest in each Financed Vehicle);

          (viii) all guarantees, insurance (including insurance insuring the priority or perfection of any Contract) or other agreements or arrangements securing the Contracts;

          (ix) all rights under the Contribution Agreement;

          (x) the Collection Account, the Reserve Account, the Principal Collection Account and the Note Distribution Account, amounts on deposit in those accounts and Eligible Investments of amounts in deposit in those accounts;

          (xi) the Issuer's rights under the Sale and Servicing Agreement; and

          (xii) all proceeds of the foregoing.

          Such grant shall include all rights, powers and options (but none of the obligations) of the Issuer, including the immediate and continuing right to claim for, collect, receive and give receipt for principal and interest payments in respect of the Collateral and all other moneys payable thereunder, to give and receive notices and other communications, to make waivers or other agreements, to exercise all rights and options, to bring proceedings in the name of the Issuer or otherwise and generally to do and receive anything that the Issuer is or may be entitled to do or receive thereunder or with respect thereto.

          The Indenture Trustee hereby acknowledges such grant, accepts the trusts under this Indenture in accordance with the provisions of this Indenture and agrees to perform its duties required in this Indenture to the best of its ability to the end that the interests of the parties and the Class A Noteholders, the Class A Insurer and the Backup Insurer, recognizing the priorities of their respective interests, may be adequately and effectively protected.

          The Indenture Trustee, solely in its capacity as the named secured party or assignee of secured party on financing statements naming Credit Acceptance, the Seller or the Issuer as debtor or seller, acknowledges that in that capacity it is acting as a representative, within the meaning of Section 9-502(a)(2) of the UCC, for itself, the Trust Collateral Agent, the Class A Noteholders, the Class A Insurer, the Backup Insurer, the Issuer and the Seller, to the extent and as their interests as secured parties with security interests in the collateral indicated on such financing statements may be.

          It is the intention of the Issuer and the Indenture Trustee that this grant constitutes a grant or assignment of a valid, first priority security interest in the Issuer's rights in the Collateral, free and clear of all Liens (other than the security interest granted herein) to the Indenture Trustee. This Agreement shall be deemed to create a security interest and deemed to be a security agreement with respect to the Collateral within the meaning of Article 1, Article 8 and Article 9 of the Uniform Commercial Code as in effect in the States of New York and Michigan and under the law of all jurisdictions governing the creation and perfection of security interests in the Collateral.

                                    ARTICLE I

                   Definitions and Incorporation by Reference

          SECTION 1.1. Definitions.


          (a) Except as otherwise specified herein, the following terms have the respective meanings set forth below for all purposes of this Indenture.

          (b) Capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to them in the Sale and Servicing Agreement or the Trust Agreement.

          "Act" has the meaning specified in Section 11.3(a).

          "Authorized Officer" means, with respect to the Issuer, any officer or agent acting pursuant to a power of attorney of the Owner Trustee or, with respect to the Servicer, any officer or agent of the Servicer, and who is identified on the list of Authorized Officers delivered by each of the Owner Trustee and the Servicer to the Indenture Trustee, the Backup Servicer, the Class A Insurer and the Backup Insurer on the Closing Date (as such list may be modified or supplemented from time to time thereafter).

          "Class A Notes" means the 5.38% Class A Asset Backed Notes of the Issuer, substantially in the form of Exhibit A hereto.

          "Class A Note Rate" means 5.38% per annum (computed on the basis of a 360-day year of twelve 30-day months and assuming the Distribution Date is on the 15th of each month, or if such 15th day is not a Business Day, the following Business Day).

          "Class A Termination Date" means the date on which: (i) all amounts owing to the Class A Noteholders and, as certified in writing by the relevant party to the Owner Trustee, the Class A Insurer, the Indenture Trustee, the Trust Collateral Agent, the Owner Trustee, the Backup Servicer and the Backup Insurer under the Basic Documents are paid in full; and (ii) the Class A Note Insurance Policy and the Backup Insurance Policy have expired in accordance with their respective terms and have been returned to the Class A Insurer and the Backup Insurer, as applicable, for cancellation.

          "Clearing Agency" means the Depository Trust Company or its successor, which shall be an organization registered as a "clearing agency" pursuant to
Section 17A of the Securities Exchange Act of 1934, as amended.

          "Clearing Agency Participant" means the Depository Trust Company, and its successors, each of which shall be a broker, dealer, bank or other financial institution or other Person for whom from time to time a Clearing Agency effects book-entry transfers and pledges of securities deposited with the Clearing Agency.

          "Code" means the Internal Revenue Code of 1986, as amended from time to time, and treasury regulations promulgated thereunder.

          "Collateral" has the meaning set forth in Granting Clause.

          "Controlling Party" means, prior to the Class A Termination Date: (i) so long as no Class A Insurer Default has occurred and is continuing, the Class A Insurer; and (ii) after the occurrence and during the continuance of a Class A Insurer Default, so long as no Backup Insurer Default has occurred and is continuing, the Backup Insurer.

          "Exchange Act" means the Securities Exchange Act of 1934, as amended.

          "Excluded Dealer Agreement Rights" means, with respect to any Dealer Agreement listed on Schedule A to the Sale and Servicing Agreement, or listed on any addendum thereto, the rights of Credit Acceptance thereunder related to loans made to the related Dealer which are not Dealer Loans owned by the Issuer, including rights of set-off and rights of indemnification, related to such loans.

          "Executive Officer" means, with respect to any corporation, the Chairman of the Board, the Vice Chairman, Chief Executive Officer, Chief Financial Officer, President, Executive Vice President, any Vice President, the Secretary, Assistant Secretary, the Treasurer, Assistant Treasurer, or Controller of such corporation; and with respect to any partnership, any general partner thereof.

          "Indebtedness" means, with respect to any Person at any time, (a) indebtedness or liability of such Person for borrowed money whether or not evidenced by bonds, debentures, notes or other instruments, or for the deferred purchase price of property or services (including trade obligations); (b) obligations of such Person as lessee under leases which should have been or should be, in accordance with generally accepted accounting principles, recorded as capital leases; (c) current liabilities of such Person in respect of unfunded vested benefits under plans covered by Title IV of ERISA; (d) obligations issued for or liabilities incurred on the account of such Person; (e) obligations or liabilities of such Person arising under acceptance facilities; (f) obligations of such Person under any guarantees, endorsements (other than for collection or deposit in the ordinary course of business) and other contingent obligations to purchase, to provide funds for payment, to supply funds to invest in any Person or otherwise to assure a creditor against loss; (g) obligations of such Person secured by any lien on property or assets of such Person, whether or not the obligations have been assumed by such Person; provided that the amount of such indebtedness if not so assumed shall in no event be deemed to be greater than the fair market value from time to time (as reasonably determined in good faith by the Issuer) of the property subject to such lien; or (h) obligations of such Person under any interest rate or currency exchange agreement.

          "Indenture" means this Indenture as amended and supplemented from time to time.

          "Indenture Default" means any occurrence that is, or with notice or the lapse of time or both would become, an Indenture Event of Default.

          "Indenture Event of Default" has the meaning given such term in
Section 5.1 herein.

          "Indenture Trustee" means Deutsche Bank Trust Company Americas, a New York banking corporation, not in its individual capacity but as trustee under this Indenture, or any successor trustee under this Indenture.

          "Independent" means, when used with respect to any specified Person, that the Person (a) is in fact independent of the Issuer, the Originator, any other obligor upon the Class A Notes, the Seller and any Affiliate of any of the foregoing Persons, (b) does not have any direct financial interest or any material indirect financial interest in the Issuer, the Originator, any such other obligor, the Seller or any Affiliate of any of the foregoing Persons and
(c) is not connected with the Issuer, the Originator, any such other obligor, the Seller or any Affiliate of any of the foregoing Persons as an officer, employee, promoter, underwriter, trustee, partner, director or Person performing similar functions.

          "Independent Certificate" means a certificate or opinion to be delivered to the Indenture Trustee, the Class A Insurer and the Backup Insurer under the circumstances described in, and otherwise complying with, the applicable requirements of Section 11.1, prepared by an Independent appraiser or other expert appointed by an Issuer Order and approved by the Indenture Trustee, and prior to the Class A Termination Date, the Controlling Party, in the exercise of reasonable care, which opinion or certificate shall state that the signer has read the definition of "Independent" in this Indenture and that the signer is Independent within the meaning thereof.

          "Issuer" means the party named as such in this Indenture until a successor replaces it and, thereafter, means the successor and, for purposes of any provision contained herein, each other obligor on the Class A Notes.

          "Issuer Order" and "Issuer Request" means a written order or request signed in the name of the Issuer by any one of its Authorized Officers and delivered to the Indenture Trustee a copy of which shall be delivered to the Class A Insurer and the Backup Insurer.

          "Issuer Secured Obligations" means all amounts and obligations which the Issuer may at any time owe to or on behalf of the Class A Insurer, the Backup Insurer and the Indenture Trustee for the benefit of the Indenture Trustee and the Class A Noteholders under this Indenture, the Class A Notes or the other Basic Documents.

          "Majority Noteholders" means the Holders of a majority by principal amount of the outstanding Class A Notes.

          "Note" means a Class A Note.

          "Note Owner" means, with respect to any Note registered in the name of the Clearing Agency or its nominee, the Person who is the beneficial owner of such Class A Note, as reflected on the books of the Clearing Agency (directly as a Clearing Agency Participant or as an indirect participant, in each case in accordance with the rules of such Clearing Agency).

          "Note Register" and "Note Registrar" mean the register maintained and the registrar appointed pursuant to Section 2.3 hereof.

          "Noteholder", "Holder" or "Class A Noteholder" means the Person in whose name a Class A Note shall be registered in the Note Register, except that, solely for the purposes of giving any consent, waiver, request, or demand pursuant to the Basic Documents, the interest evidenced by any Class A Note registered in the name of the Seller, the Servicer, or any person controlling, controlled by, or under common control with the Seller or the Servicer, shall not be taken into account in determining whether the requisite percentage necessary to effect any such consent, waiver, request, or demand shall have been obtained.

          "Officer's Certificate" means a certificate signed by any Authorized Officer of the Owner Trustee, under the circumstances described in, and otherwise complying with, the applicable requirements of Section 11.1 hereof.

          "Opinion of Counsel" means one or more written opinions of counsel who may, except as otherwise expressly provided in this Indenture, or as otherwise required by the Indenture Trustee or the Controlling Party, be employees of or counsel to the Issuer and who shall be reasonably satisfactory to the Indenture Trustee and the Controlling Party, and which shall comply with any applicable requirements of Section 11.1 hereof, and shall be in form and substance reasonably satisfactory to the Indenture Trustee and the Controlling Party.

          "Outstanding" means, as of the date of determination, all Class A Notes theretofore authenticated and delivered under this Indenture except:

               (i) Class A Notes theretofore canceled by the Note Registrar or delivered to the Note Registrar for cancellation;

               (ii) Class A Notes or portions thereof the payment for which money in the necessary amount has been theretofore deposited with the Indenture Trustee or any Paying Agent in trust for the Holders of such Notes (provided, however, that if such Class A Notes are to be redeemed, notice of such redemption has been duly given pursuant to this Indenture); and

               (iii) Class A Notes in exchange for or in lieu of other Class A Notes which have been authenticated and delivered pursuant to this Indenture unless proof satisfactory to the Indenture Trustee is presented that any such Class A Notes are held by a bona fide purchaser;

provided, however, that (x) in determining whether the Holders of the requisite Outstanding Amount of the Class A Notes have given any request, demand, authorization, direction, notice, consent or waiver hereunder or under any Basic Document, Class A Notes owned by the Issuer, the Servicer, any other obligor upon the Class A Notes, the Seller or any Affiliate of any of the foregoing Persons shall be disregarded and deemed not to be Outstanding, except that, in determining whether the Indenture Trustee shall be fully protected in relying upon any such request, demand, authorization, direction, notice, consent or waiver, only Class A Notes that a Responsible Officer of the Indenture Trustee either actually knows to be so owned or has received written notice thereof shall be so disregarded; provided, further, however, that Class A Notes which have been paid with proceeds of the Class A Note Insurance Policy or the Backup Insurance Policy shall continue to remain outstanding until the Class A Insurer or the Backup Insurer, as applicable, has been paid as subrogee hereunder or reimbursed pursuant to the Insurance Agreement, and the Class A Insurer or the Backup Insurer, as applicable, shall be deemed to be the Holder thereof to the extent of any payments thereon made by the Class A Insurer or the Backup Insurer, as applicable. Class A Notes so owned that have been pledged in good faith may be regarded as Outstanding if the pledgee establishes to the satisfaction of the Indenture Trustee the pledgees right so to act with respect to such Notes and that the pledgee is not the Issuer, any other obligor upon the Class A Notes, the Seller or any Affiliate of any of the foregoing Persons and
(y) to the extent that the Indenture Trustee is a Class A Noteholder, Class

A Notes owned by the Indenture Trustee shall be disregarded for purposes of
Section 6.8(b) hereof.

          "Outstanding Amount" means the aggregate principal amount of all Class A Notes Outstanding at the date of determination.

          "Paying Agent" means the Indenture Trustee or any other Person that meets the eligibility standards for the Indenture Trustee specified in Section
6.12 and is authorized by the Issuer to make the payments to and distributions from the Collection Account, the Note Distribution Account, the Reserve Account, the Principal Distribution Account and the Certificate Distribution Account including payment of principal of or interest on the Class A Notes on behalf of the Issuer.

          "Predecessor Note" means, with respect to any particular Class A Note, every previous Class A Note evidencing all or a portion of the same debt as that evidenced by such particular Class A Note; and, for the purpose of this definition, any Class A Note authenticated and delivered under Section 2.4 in lieu of a mutilated, lost, destroyed or stolen Class A Note shall be deemed to evidence the same debt as the mutilated, lost, destroyed or stolen Class A Note.

          "Proceeding" means any suit in equity, action at law or other judicial or administrative proceeding.

          "Rating Agency Condition" means, with respect to any action, that each Rating Agency shall have been given 10 days (or such shorter period as shall be acceptable to such Rating Agency) prior notice thereof and that such Rating Agency shall have notified the Seller, the Servicer, the Indenture Trustee, the Owner Trustee, the Class A Insurer, the Backup Insurer and the Issuer that such action will not result in a reduction or withdrawal of its then current rating of the Class A Notes, without regard to the Class A Note Insurance Policy or the Backup Insurance Policy.

          "Record Date" means, with respect to a Distribution Date, (i) if the Class A Notes are held in book-entry form, the day immediately preceding such Distribution Date; or (ii) if the Class A Notes are held in definitive form, the last day of the calendar month preceding such Distribution Date; provided that the Record Date with respect to the First Distribution Date shall be the Closing Date.

          "Redemption Date" means, in the case of a redemption of the Class A Notes pursuant to Section 10.1(a) hereof, the Distribution Date specified by the Servicer or the Issuer pursuant to Section 10.1(a) hereof.

          "Redemption Price" means in the case of a redemption of the Class A Notes pursuant to Section 10.1(a) hereof an amount equal to the unpaid principal amount of the outstanding Class A Notes being redeemed plus accrued and unpaid interest thereon to but excluding the Redemption Date plus all amounts due to the Class A Insurer, the Backup Insurer, the Indenture Trustee, the Backup Servicer and the Owner Trustee under the Basic Documents.

          "Related Security" means the property described in clauses (ii) through (xii) of the Granting Clause.

          "Required Long-Term Debt Rating" shall be a rating on long-term unsecured debt obligations of "Aa3" by Moody's and "AA-" by S&P (or other equivalent rating by a nationally recognized rating agency), and any requirement that long-term unsecured debt obligations have the "Required Long-Term Debt Rating" shall mean that such long-term unsecured debt obligations have the foregoing required rating.

          "Responsible Officer" means, with respect to the Indenture Trustee, the Trust Collateral Agent, the Paying Agent or the Owner Trustee, any officer within the Corporate Trust Office of the Indenture Trustee, the Trust Collateral Agent, the Paying Agent, or the Owner Trustee, as the case may be, including any Vice President, Assistant Vice President, Assistant Treasurer, Assistant Secretary, Associate, Corporate Trust Officer or any other officer of the Indenture Trustee, the Trust Collateral Agent, the Paying Agent, or the Owner Trustee customarily performing functions similar to those performed by any of the above designated officers and also, with respect to a particular matter, any other officer to whom such matter is referred because of such officer's knowledge of and familiarity with the particular subject.

          "Rule 144A" means Rule 144A of the Securities Act.

          "Sale and Servicing Agreement" means the Sale and Servicing Agreement dated as of the Closing Date, among the Issuer, the Seller, Credit Acceptance Corporation, in its individual capacity and as the Servicer, the Trust Collateral Agent/Indenture Trustee and the Backup Servicer, as the same may be amended or supplemented from time to time in accordance with its terms.

          "Subsidiary" means, with respect to any Person, any corporation or other Person (a) of which securities or other ownership interests having ordinary voting power to elect a majority of the board of directors or other Persons performing similar functions are at the time directly or indirectly owned by such Person or (b) that is directly or indirectly controlled by such Person within the meaning of control under Section 15 of the Securities Act.

          "Trust Collateral Agent" means, initially, Deutsche Bank Trust Company Americas, in its capacity as collateral agent on behalf of the Indenture Trustee for the benefit of the Class A Noteholders, the Class A Insurer and the Backup Insurer, including its successors-in-interest, until and unless a successor Person shall have become the Trust Collateral Agent pursuant to the Sale and Servicing Agreement, and thereafter "Trust Collateral Agent" shall mean such successor Person.

          "Trust Property" has the meaning set forth in the Trust Agreement.

          SECTION 1.2. Rules of Construction.

          Unless the context otherwise requires:

               (i) a term has the meaning assigned to it;

               (ii) an accounting term not otherwise defined has the meaning assigned to it in accordance with generally accepted accounting principles as in effect from time to time;

               (iii) "or" is not exclusive;

               (iv) "including" means including without limitation; and

               (v) words in the singular include the plural and words in the plural include the singular.

                                   ARTICLE II

                                    The Notes

          SECTION 2.1. Form.

The Class A Notes together with the Indenture Trustee's certificate of authentication, shall be in definitive registered form in substantially the form set forth in Exhibit A hereto, with such appropriate insertions, omissions, substitutions and other variations as are required or permitted by this Indenture and may have such letters, numbers or other marks of identification and such legends or endorsements placed thereon as may, consistently herewith, be determined by the officers executing such Class A Notes, as evidenced by their execution of the Class A Notes. Any portion of the text of any Class A Note may be set forth on the reverse thereof, with an appropriate reference thereto on the face of the Class A Note.

          The Class A Notes shall be typewritten, printed, lithographed or engraved or produced by any combination of these methods (with or without steel engraved borders), all as determined by the officers executing such Class A Notes, as evidenced by their execution of such Class A Notes.

          Each Class A Note shall be dated the date of its authentication. The terms of the Class A Notes set forth in Exhibit A hereto are part of the terms of this Indenture.

          SECTION 2.2. Execution, Authentication and Delivery.

The Class A Notes shall be executed on behalf of the Issuer by any of the Authorized Officers of the Owner Trustee. The signature of any such Authorized Officer on the Class A Notes may be manual or facsimile.

          Class A Notes bearing the manual or facsimile signature of individuals who were at any time Authorized Officers of the Issuer shall bind the Issuer, notwithstanding that such individuals or any of them have ceased to hold such offices prior to the authentication and delivery of such Class A Notes or did not hold such offices at the date of such Class A Notes.

          The Indenture Trustee shall upon receipt of the Issuer Order authenticate and deliver the Class A Notes for original issue in an aggregate principal amount of $100,000,000.

The aggregate outstanding principal balance of the Class A Notes at any time may not exceed such amount.

          Each Class A Note shall be dated the date of its authentication. The Class A Notes shall be issuable as registered Class A Notes in the minimum denomination of $100,000 and integral multiples of $1,000 thereafter.

          It is intended that the Class A Notes be registered so as to participate in a book-entry system with the Clearing Agency as set forth herein. The Class A Notes shall be initially issued in the form of a single fully-registered note with a denomination equal to the original principal balance of the Class A Notes. Upon initial issuance, the ownership of such Notes shall be registered in the Note Register in the name of Cede & Co., or any successor thereto, as nominee for the Clearing Agency.

          No Class A Note shall be entitled to any benefit under this Indenture or be valid or obligatory for any purpose, unless there appears on such Class A Note a certificate of authentication substantially in the form provided for herein executed by the Indenture Trustee by the manual signature of one of its Responsible Officers, and such certificate upon any Class A Note shall be conclusive evidence, and the only evidence, that such Class A Note has been duly authenticated and delivered hereunder.

          SECTION 2.3. Registration of Transfer and Exchange of Class A Notes.

          (a) The Note Registrar shall keep or cause to be kept, at the office or agency maintained pursuant to Section 2.7, a Note Register in which, subject to such reasonable regulations as it may prescribe, the Indenture Trustee shall provide for the registration of Notes and of transfers and exchanges of Class A Notes as herein provided. The Indenture Trustee shall be the initial Note Registrar. In the event that, subsequent to the Closing Date, the Indenture Trustee notifies the Seller, the Class A Insurer and the Backup Insurer that it is unable to act as Note Registrar, the Seller shall appoint another bank or trust company, having an office or agency located in the Borough of Manhattan, The City of New York, agreeing to act in accordance with the provisions of this Indenture applicable to it, and otherwise acceptable to the Indenture Trustee and, prior to the Class A Termination Date, the Controlling Party, to act as successor Note Registrar under this Indenture. If at any time the Indenture Trustee is not the Note Registrar, the Note Registrar shall make available to the Indenture Trustee ten (10) days prior to each Distribution Date and at such other times as the Indenture Trustee may reasonably request the names and addresses of the Holders as they appear in the Note Register.

          No sale, pledge or other transfer of a Class A Note shall be made unless such sale, pledge or other transfer is (A) pursuant to an effective registration statement under the Securities Act, (B) for so long as the Class A Notes are eligible for resale pursuant to Rule 144A to a Person the transferor reasonably believes after due inquiry is a "qualified institutional buyer" as defined in Rule 144A that purchases for its own account or for the account of a qualified institutional buyer to whom notice is given that the transfer is being made in reliance on Rule 144A, or (C) pursuant to another available exemption from the registration requirements of the Securities Act and any applicable state securities and blue sky laws or is made in accordance with said Act and state laws. The Indenture Trustee may require an opinion of counsel to be delivered to it in connection with any transfer of the Class A Notes pursuant to clauses (A) or (C) above.

          Under no circumstances may an institutional "accredited investor" within Regulation D of the Securities Act take delivery in the form of a beneficial interest in a book-entry Class A Note if such purchaser is not a "qualified institutional buyer" as defined under Rule 144A under the Securities Act.

          If definitive Class A Notes are issued, the Class A Notes may not be transferred, directly or indirectly, to any Person unless (A) the proposed transferee delivers a certificate, substantially in the form of Exhibit B hereto, to the Issuer and the Indenture Trustee or (B) the transferee of the Class A Note delivers to the Indenture Trustee and the Issuer an opinion of counsel that such transfer is permitted pursuant to clause (A) or (C) above.

          All opinions of counsel required in connection with any transfer shall be by counsel reasonably acceptable to the Indenture Trustee.

          The purchaser or transferee of each Class A Note shall be deemed to represent and warrant that, with respect to the source of funds to be used by such transferee to acquire this Class A Note (the "Source") either (a) such Source is not, and none of its assets constitute assets of, an "employee benefit plan" subject to Title I of ERISA, a "plan" to which Section 4975 of the Code applies or a plan that is subject to any substantively similar provision of any federal, state or local law, or a person using assets of any such plan, or (b) the acquisition and holding of the Class A Notes by such Source will not constitute or result in a non-exempt prohibited transaction under Section 406 of ERISA, or Section 4975 of the Code or a violation of any substantively similar provision of any federal, state or local law.

          Neither the Issuer nor the Indenture Trustee is obligated to register the Class A Notes under the Securities Act or any other securities law. Any transfer in violation of the provisions of this Section 2.3 shall be void ab initio.

          (b) If an election is made to hold Class A Notes in book-entry form, the Class A Notes shall be registered in the name of a nominee designated by the Clearing Agency (and may be aggregated as to denominations with other Class A Notes held by the Clearing Agency). With respect to Class A Notes held in book-entry form:

               (i) the Note Registrar, the Class A Insurer, the Backup Insurer, the Trust Collateral Agent and the Indenture Trustee will be entitled to deal with the Clearing Agency for all purposes of this Indenture (including the payment of principal of and interest on the Class A Notes and the giving of instructions or directions hereunder) as the sole holder of the Class A Notes, and shall have no obligation to the Note Owners;

               (ii) the rights of Note Owners will be exercised only through the Clearing Agency and will be limited to those established by law and agreements between such Note Owners and the Clearing Agency and/or the Clearing Agency Participants pursuant to the Depository Agreement;

               (iii) whenever this Indenture or any of the Basic Documents requires or permits actions to be taken based upon instructions or directions of Holders of Class A Notes evidencing a specified percentage of the Class A Note Balance, the Clearing Agency will be deemed to represent such percentage only to the extent that it has received instructions to such effect from Note Owners and/or Clearing Agency Participants owning or representing, respectively, such required percentage of the beneficial interest in the Class A Notes and has delivered such instructions to the Indenture Trustee; and

               (iv) without the consent of the Seller and the Indenture Trustee, no such Class A Note may be transferred by the Clearing Agency except to a successor Clearing Agency that agrees to hold such Note for the account of the Note Owners or except upon the election of the Note Owner thereof or a subsequent transferee to hold such Class A Note in physical form.

          None of the Indenture Trustee, the Note Registrar, the Class A Insurer or the Backup Insurer shall have any responsibility to monitor or restrict the transfer of beneficial ownership in any Note an interest in which is transferable through the facilities of the Clearing Agency.

          If (i)(A) the Issuer advises the Indenture Trustee in writing that the Clearing Agency is no longer willing or able to properly discharge its responsibilities with respect to the Class A Notes as described in the Depository Agreement and (B) the Issuer is unable to locate a qualified successor, (ii) the Issuer at its option advises the Indenture Trustee in writing that it elects to terminate the book-entry system through the Clearing Agency, or (iii) Note Owners representing beneficial interests in Class A Notes aggregating not less than a majority of the Class A Note Balance advise the Indenture Trustee and the Clearing Agency through the Clearing Agency Participants in writing that the continuation of a book-entry system through the Clearing Agency with respect to such class is no longer in the best interests of the related Note Owners, then the Indenture Trustee shall notify all such Note Owners, through the Clearing Agency, and the Class A Insurer and the Backup Insurer of the occurrence of any such event and of the availability of definitive Class A Notes to such Note Owners requesting the same. Upon surrender to the Indenture Trustee of the related Class A Notes by the Clearing Agency accompanied by registration instructions from the Clearing Agency, the Indenture Trustee shall issue definitive Class A Notes and deliver such definitive Notes in accordance with the instructions of the Clearing Agency. None of the Issuer, the Note Registrar, the Class A Insurer, the Backup Insurer nor the Indenture Trustee shall be liable for any delay in delivery of such instructions and may conclusively rely on, and shall be protected in relying on, such instructions. Upon the issuance of definitive Class A Notes, the Indenture Trustee shall recognize the Holders of the definitive Class A Notes as Noteholders hereunder. The Indenture Trustee shall not be liable if the Seller is unable to locate a qualified successor Clearing Agency.

          (c) In order to preserve the exemption for resales and transfers provided by Rule 144A, the Issuer shall provide to any Holder of a Class A Note and any prospective purchaser designated by such Holder, upon request of such Holder or such prospective purchaser, such information required by Rule 144A as will enable the resale of such Class A Note to be made pursuant to Rule 144A. The Servicer and the Indenture Trustee shall cooperate with the Issuer in providing the Issuer such information regarding the Class A Notes, the Collateral and other matters regarding the Trust as the Issuer shall reasonably request to meet its obligations under the preceding sentence.

          (d) Upon surrender for registration of transfer of any Class A Note at the Corporate Trust Office, the Indenture Trustee shall, subject to Section 2.3(a), authenticate, and deliver, in the name of the designated transferee or transferees, one or more new Class A Notes in authorized denominations of a like aggregate amount dated the date of authentication by the Indenture Trustee. At the option of a Holder, Class A Notes may be exchanged for other Class A Notes of authorized denominations of a like aggregate amount upon surrender of the Class A Notes to be exchanged at the Corporate Trust Office.

          (e) Every Class A Note presented or surrendered for registration of transfer or exchange shall be accompanied by a written instrument of transfer in form satisfactory to the Indenture Trustee and the Note Registrar duly executed by the Holder or his attorney duly authorized in writing. Each Class A Note surrendered for registration of transfer or exchange shall be cancelled and subsequently disposed of by the Indenture Trustee in accordance with its customary practice.

          (f) No service charge shall be made for any registration of transfer or exchange of Class A Notes, but the Indenture Trustee may require payment of a sum sufficient to cover any tax or governmental charge that may be imposed in connection with any transfer or exchange of Class A Notes.

          (g) Subject to Article IX hereof, the Class A Notes and this Indenture may be amended or supplemented from time to time, prior to the Class A Termination Date, with the consent of the Controlling Party, and in certain circumstances the Backup Insurer, but without the consent of any of the Class A Noteholders, to modify restrictions on and procedures for resale and other transfers of the Class A Notes to reflect any change in applicable law or regulations (or the interpretation thereof) or practices relating to the resale or transfer of restricted securities generally.

          SECTION 2.4. Mutilated, Destroyed, Lost, or Stolen Notes.

If (a) any mutilated Class A Note shall be surrendered to the Note Registrar, or if the Note Registrar shall receive evidence to its satisfaction of the destruction, loss, or theft of any Class A Note and (b) there shall be delivered to the Note Registrar, the Class A Insurer, the Backup Insurer, the Issuer and the Indenture Trustee such security or indemnity (an unsecured indemnity agreement of a Class A Noteholder with a net worth at least equal to $200,000,000 containing terms reasonably satisfactory to the Indenture Trustee and the Controlling Party being sufficient for such security or indemnity requirement), as may be required by them to save each of them and the Issuer harmless, then in the absence of notice that such Note shall have been acquired by a bona fide purchaser, the Owner Trustee on behalf of the Issuer shall execute and the Indenture Trustee shall authenticate and deliver, in exchange for or in lieu of any such mutilated, destroyed, lost, or stolen Class A Note, a new Class A Note of like tenor and denomination. In connection with the issuance of any new Class A Note under this Section, the Indenture Trustee and the Note Registrar may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection therewith. The Indenture Trustee may charge such Holder for its expenses (including without limitation the fees and expenses of its counsel) in replacing a Class A Note. Any duplicate Class A Note issued pursuant to this Section shall constitute conclusive evidence of ownership of such Class A Note, as if originally issued, whether or not the lost, stolen, or destroyed Class A Note shall be found at any time.

          SECTION 2.5. Persons Deemed Owners.

The Issuer, the Indenture Trustee, the Trust Collateral Agent, the Note Registrar and any agent of the Issuer, the Indenture Trustee or the Note Registrar may treat the Person in whose name any Class A Note shall be registered as the owner of such Class A Note for the purpose of receiving distributions pursuant to Section 5.08 of the Sale and Servicing Agreement and
Section 5.2 hereof and for all other purposes whatsoever, and neither the Issuer, the Indenture Trustee, the Trust Collateral Agent, the Class A Insurer, the Backup Insurer nor the Note Registrar nor any such agent shall be bound by any notice to the contrary.

          SECTION 2.6. Access to List of Noteholders' Names and Addresses.

The Indenture Trustee shall furnish or cause to be furnished to the Servicer, the Class A Insurer or the Backup Insurer, within 15 days after receipt by the Indenture Trustee of a request therefor from the Servicer, the Class A Insurer or the Backup Insurer in writing, a list, in such form as the Servicer, Class A Insurer or the Backup Insurer may reasonably require, of the names and addresses of the Class A Noteholders as of the most recent Record Date. If three or more Class A Noteholders, or one or more Holders of Notes aggregating not less than 10% of the Class A Note Balance, apply in writing to the Indenture Trustee, and such application states that the applicants desire to communicate with other Noteholders with respect to their rights under this Indenture or under the Class A Notes and such application shall be accompanied by a copy of the communication that such applicants propose to transmit, then the Indenture Trustee shall, within five Business Days after the receipt of such application, make available to such Class A Noteholders access during normal business hours to the current list of Class A Noteholders. Each Holder, by receiving and holding a Class A Note, shall be deemed to have agreed to hold none of the Servicer, the Class A Insurer, the Backup Insurer nor the Indenture Trustee accountable by reason of the disclosure of its name and address, regardless of the source from which such information was derived.

          SECTION 2.7. Maintenance of Office or Agency.

The Indenture Trustee shall maintain in New York, New York, an office or offices or agency or agencies where Class A Notes may be surrendered for registration of transfer or exchange and an office in New York, New York, where notices and demands to or upon the Indenture Trustee in respect of the Class A Notes and this Indenture may be served. The Indenture Trustee initially designates the Corporate Trust Office as specified in this Indenture as its office for such purposes. The Indenture Trustee shall give prompt written notice to the Servicer, the Class A Insurer, the Backup Insurer and to Class A Noteholders of any change in the location of the Note Register or any such office or agency.

          SECTION 2.8. Payment of Principal and Interest; Defaulted Interest.

          (a) The Class A Notes shall accrue interest as provided in the form of the Class A Note set forth in Exhibit A hereto and such interest shall be due and payable on each Distribution Date as specified therein. Any installment of interest or principal, if any, payable on any Class A Note which is punctually paid or duly provided for by the Issuer on the applicable Distribution Date or on the Stated Final Maturity shall be paid as set forth in Section 5.09(a) of the Sale and Servicing Agreement.

          (b) The principal of each Class A Note shall be payable in installments on each Distribution Date as provided in the form of the Class A Note set forth in Exhibit A hereto. Notwithstanding the foregoing, the entire unpaid principal amount of the Class A Notes, and all accrued interest thereon, shall become due and payable, if not previously paid, upon the acceleration thereof after the occurrence of an Indenture Event of Default in the manner provided in Section 5.2. All principal payments on the Class A Notes shall be made as provided in Section 5.2 and in Section 5.09(a) of the Sale and Servicing Agreement, as applicable. Upon written notice from the Issuer, the Indenture Trustee shall notify the Person in whose name a Class A Note is registered at the close of business on the Record Date preceding the Distribution Date on which the Issuer expects that the final installment of principal of and interest on such Class A Note will be paid. Such notice shall be mailed or transmitted by facsimile prior to such final Distribution Date and shall specify that such final installment will be payable only upon presentation and surrender of such Class A Note and shall specify the place where such Class A Note may be presented and surrendered for payment of such installment. Notices in connection with redemptions of Class A Notes shall be mailed to Noteholders as provided in
Section 10.2.

          (c) If the Issuer defaults in a payment of interest on the Class A Notes, such defaulted interest shall itself bear interest (to the extent lawful) at the Class A Note Rate. Such defaulted interest (and such interest thereon) shall be paid on subsequent Distribution Dates pursuant to Section 5.09 of the Sale and Servicing Agreement, or as otherwise set forth below.

          SECTION 2.9. Release of Collateral.

The Indenture Trustee shall, on or after the Class A Termination Date, release and shall cause the Trust Collateral Agent to release any remaining portion of the Trust Property from the lien created by this Indenture and shall cause the Trust Collateral Agent to deposit in the Collection Account any funds then on deposit in any other Trust Account. The Indenture Trustee shall release property from the lien created by this Indenture pursuant to this Section only upon receipt by the Indenture Trustee, the Class A Insurer and the Backup Insurer of an Issuer Request accompanied by an Officer's Certificate and an Opinion of Counsel meeting the applicable requirements of Section 11.1.

                                   ARTICLE III

                    Covenants, Representations and Warranties

          SECTION 3.1. Payment of Principal and Interest.

The Issuer will duly and punctually pay the principal of and interest on the Class A Notes in accordance with the terms of the Class A Notes and this Indenture. Without limiting the foregoing and in accordance with the terms set forth in Section 5.09(a) of the Sale and Servicing Agreement, the Issuer will cause to be distributed to the Class A Noteholders all amounts on deposit in the Note Distribution Account on each Distribution Date deposited therein pursuant to the Sale and Servicing Agreement for the benefit of the Class A Notes, to the Class A Noteholders. Amounts properly withheld under the Code by any Person from a payment to any Class A Noteholder of interest and/or principal shall be considered as having been paid by the Issuer to such Class A Noteholder for all purposes of this Indenture.

          SECTION 3.2. Maintenance of Office or Agency.

For so long as the Indenture Trustee is the transfer agent, the Issuer will maintain in New York, New York, an office or agency where Class A Notes may be surrendered for registration of transfer or exchange, and an office in New York, New York where notices and demands to or upon the Issuer in respect of the Class A Notes and this Indenture may be served. The Issuer hereby initially appoints the Indenture Trustee to serve as its agent for the foregoing purposes. The Issuer will give prompt written notice to the Indenture Trustee, the Class A Insurer and the Backup Insurer of the location, and of any change in the location, of any such office or agency. If at any time the Issuer shall fail to maintain any such office or agency or shall fail to furnish the Indenture Trustee or the Class A Insurer and the Backup Insurer with the address thereof, such surrenders, notices and demands may be made or served at the Corporate Trust Office, and the Issuer hereby appoints the Indenture Trustee as its agent to receive all such surrenders, notices and demands.

          SECTION 3.3. Money for Payments to be Held in Trust.

On or before each Distribution Date and Redemption Date, the Issuer shall deposit or cause to be deposited in the Note Distribution Account from the Collection Account, a sum sufficient to pay the amounts then becoming due under the Class A Notes, such sum to be held in trust for the benefit of the Persons entitled thereto and (unless the Paying Agent is the Indenture Trustee) shall promptly notify the Indenture Trustee of its action or failure so to act.

          The Issuer will cause each Paying Agent other than the Indenture Trustee to execute and deliver to the Indenture Trustee, the Class A Insurer and the Backup Insurer an instrument in which such Paying Agent shall agree with the Indenture Trustee (and if the Indenture Trustee acts as Paying Agent, it hereby so agrees), subject to the provisions of this Section, that such Paying Agent will:

               (i) hold all sums held by it for the payment of amounts due with respect to the Class A Notes in trust for the benefit of the Persons entitled thereto until such sums shall be paid to such Persons or otherwise disposed of as herein provided and pay such sums to such Persons as herein provided;

               (ii) give the Indenture Trustee, the Class A Insurer and the Backup Insurer written notice of any default by the Issuer of which a Responsible Officer has actual knowledge (or any other obligor upon the Class A Notes) in the making of any payment required to be made with respect to the Class A Notes;

               (iii) at any time during the continuance of any such default, upon the written request of the Indenture Trustee, or, prior to the Class A Termination Date, the Controlling Party, forthwith pay to the Indenture Trustee all sums so held in trust by such Paying Agent;

               (iv) immediately resign as a Paying Agent and forthwith pay to the Indenture Trustee all sums held by it in trust for the payment of Class A Notes if at any time it ceases to meet the standards required to be met by a Paying Agent at the time of its appointment; and

               (v) comply with all requirements of the Code with respect to the withholding from any payments made by it on any Class A Notes of any applicable withholding taxes imposed thereon and with respect to any applicable reporting requirements in connection therewith in each case, as instructed by the Issuer.

          The Issuer may at any time, for the purpose of obtaining the satisfaction and discharge of this Indenture or for any other purpose, by Issuer Order direct any Paying Agent to pay to the Indenture Trustee all sums held in trust by such Paying Agent, such sums to be held by the Indenture Trustee upon the same trusts as those upon which the sums were held by such Paying Agent; and upon such a payment by any Paying Agent to the Indenture Trustee, such Paying Agent shall be released from all further liability with respect to such money.

          Subject to applicable laws with respect to the escheat of funds, any money held by the Indenture Trustee or any Paying Agent in trust for the payment of any amount due with respect to any Class A Note and remaining unclaimed for two years after such amount has become due and payable shall be discharged from such trust and be paid to the Issuer on Issuer Request, with the written consent of the Controlling Party if the Class A Termination Date has not occurred; and the Holder of such Class A Note shall thereafter, as an unsecured general creditor, look only to the Issuer for payment thereof (but only to the extent of the amounts so paid to the Issuer), and all liability of the Indenture Trustee or such Paying Agent with respect to such trust money shall thereupon cease; provided, however, that the Indenture Trustee or such Paying Agent, before being required to make any such repayment, shall at the expense of the Issuer cause to be published once, in a newspaper published in the English language, customarily published on each Business Day and of general circulation in The City of New York, notice that such money remains unclaimed and that, after a date specified therein, which shall not be less than 30 days from the date of such publication, any unclaimed balance of such money then remaining will be repaid to the Issuer. The Indenture Trustee shall also adopt and employ, at the expense of the Issuer, any other reasonable means of notification of such repayment (including, but not limited to, mailing notice of such repayment to Holders whose Class A Notes have been called but have not been surrendered for redemption or whose right to or interest in moneys due and payable but not claimed is determinable from the records of the Indenture Trustee or of any Paying Agent, at the last address of record for each such Holder).

          SECTION 3.4. Existence.

Except as otherwise permitted by the provisions of Section 3.10, the Issuer will keep in full effect its existence, rights and franchises as a statutory trust under the laws of the State of Delaware and will obtain and preserve its qualification to do business in each jurisdiction in which such qualification is or shall be necessary to protect the validity and enforceability of this Indenture, the Class A Notes, the Collateral and each other instrument or agreement included in the Trust Property.

          SECTION 3.5. Protection of Trust Property.

The Issuer intends the security interest granted pursuant to this Indenture in favor of the Indenture Trustee, the Class A Noteholders, the Class A Insurer and the Backup Insurer to be prior to all other liens in respect of the Trust Property, and the Issuer shall take all actions necessary to obtain and maintain, in favor of the Indenture Trustee, for the benefit of the Class A Noteholders, the Class A Insurer and the Backup Insurer, a first lien on and a first priority, perfected security interest in the Trust Property. The Issuer will from time to time prepare (or shall cause to be prepared), execute, file and deliver all such supplements and amendments hereto and all such financing statements, continuation statements, instruments of further assurance and other instruments, and will take such other action necessary or advisable to:

               (i) grant more effectively all or any portion of the Trust Property;

               (ii) maintain or preserve the lien and security interest (and the priority thereof) in favor of the Indenture Trustee for the benefit of the Class A Noteholders, the Class A Insurer and the Backup Insurer created by this Indenture or carry out more effectively the purposes hereof;

               (iii) perfect, publish notice of or protect the validity of any grant made or to be made by this Indenture;

               (iv) enforce any of the Trust Property;

               (v) preserve and defend title to the Trust Property and the rights of the Indenture Trustee in such Trust Property against the claims of all persons and parties; and

               (vi) pay all taxes or assessments levied or assessed upon the Trust Property when due.

          The Issuer hereby designates and authorizes the Indenture Trustee its agent and attorney-in-fact to execute, upon Issuer request, any financing statement, continuation statement or other instrument required to be executed by the Issuer pursuant to this Section.

          SECTION 3.6. Opinions as to Trust Property.

          (a) On the Closing Date, the Issuer shall furnish to the Indenture Trustee, the Class A Insurer and the Backup Insurer an Opinion of Counsel either stating that, in the opinion of such counsel, such action has been taken with respect to this Indenture with respect to the filing of any financing statements and continuation statements, as are necessary to perfect and make effective the first priority lien and security interest in favor of the Indenture Trustee, created by this Indenture and reciting the details of such action, or stating that, in the opinion of such counsel, no such action is necessary to make such lien and security interest effective.

          (b) Within 90 days after the beginning of each calendar year, beginning with the first calendar year beginning more than three months after the Cut-off Date, the Issuer shall furnish to the Indenture Trustee, the Class A Insurer and the Backup Insurer an Opinion of Counsel either stating that, in the opinion of such counsel, such action has been taken with respect to the recording, filing, re-recording and refiling of this Indenture, any indentures supplemental hereto and with respect to the filing of any financing statements and continuation statements as are necessary to maintain the lien and security interest created by this Indenture and reciting the details of such action or stating that in the opinion of such counsel no such action is necessary to maintain such lien and security interest. Such Opinion of Counsel shall also describe the recording, filing, re-recording and refiling of this Indenture, any indentures supplemental hereto and the filing of any financing statements and continuation statements that will, in the opinion of such counsel, be required to maintain the lien and security interest of this Indenture until the 90th day to occur in the following calendar year.

          SECTION 3.7. Performance of Obligations; Servicing of Contracts.

          (a) The Issuer will not take any action and will use its best efforts not to permit any action to be taken by others that would release any Person from any of such Person's material covenants or obligations under any instrument or agreement included in the Trust Property or that would result in the amendment, hypothecation, subordination, termination or discharge of, or impair the validity or effectiveness of, any such instrument or agreement, except as ordered by any bankruptcy or other court or as expressly provided in this Indenture, the Basic Documents or such other instrument or agreement.

          (b) The Issuer may contract with other Persons acceptable to the Controlling Party or, if both a Class A Insurer Default and a Backup Insurer Default have occurred and are continuing, the Indenture Trustee, to assist it in performing its duties under this Indenture, and any performance of such duties by a Person identified to the Indenture Trustee and the Controlling Party in an Officer's Certificate of the Issuer shall be deemed to be action taken by the Issuer. Initially, the Servicer has agreed to assist the Issuer in performing its duties under this Indenture.

          (c) The Issuer will punctually perform and observe all of its obligations and agreements contained in this Indenture, the Basic Documents and in the instruments and agreements included in the Trust Property, including, but not limited to, preparing (or causing to be prepared) and filing (or causing to be filed) all UCC financing statements and continuation statements required to be filed by the terms of this Indenture and the Sale and Servicing Agreement in accordance with and within the time periods provided for herein and therein.

          (d) Upon a Responsible Officer of the Owner Trustee having actual knowledge or written notice thereof, the Issuer shall promptly notify the Indenture Trustee, the Class A Insurer, the Backup Insurer and the Rating Agencies of the occurrence of a Servicer Default in accordance with Section 11.4 hereof, and shall specify in such notice the action, if any, the Issuer is taking in respect of such default. If a Servicer Default shall arise from the failure of the Servicer to perform any of its duties or obligations under the Sale and Servicing Agreement with respect to the Dealer Loans or Contracts, the Issuer shall take all reasonable steps available to it to remedy such failure.
(e) The Issuer agrees that it will not waive timely performance or observance by the Servicer or the Seller of their respective duties under the Basic Documents,
(x) prior to the Class A Termination Date without the prior written consent of the Controlling Party, or (y) if the effect thereof would adversely affect the Holders of the Class A Notes.

          SECTION 3.8. Negative Covenants.

So long as any Class A Notes are Outstanding, the Issuer shall not:

               (i) except as expressly permitted by this Indenture or the Basic Documents, sell, transfer, exchange or otherwise dispose of any of the properties or assets of the Issuer, including those included in the Trust Property, unless directed to do so by the Controlling Party;

               (ii) claim any credit on, or make any deduction from the principal or interest payable in respect of, the Class A Notes (other than amounts properly withheld from such payments under the Code) or assert any claim against any present or former Noteholder by reason of the payment of the taxes levied or assessed upon any part of the Trust Property; or

               (iii) (A) permit the validity or effectiveness of this Indenture to be impaired, or permit the lien in favor of the Indenture Trustee created by this Indenture to be amended, hypothecated, subordinated, terminated or discharged, or permit any Person to be released from any covenants or obligations with respect to the Class A Notes under this Indenture except as may be expressly permitted hereby, (B) permit any lien, charge, excise, claim, security interest, mortgage or other encumbrance (other than the lien of this Indenture) to be created on or extend to or otherwise arise upon or burden the Trust Property or any part thereof or any interest therein or the proceeds thereof (other than tax liens, mechanics' liens and other liens that arise by operation of law, in each case on a Financed Vehicle and arising solely as a result of an action or omission of the related Obligor), (C) permit the lien of this Indenture not to constitute a valid perfected first priority security interest in the Trust Property, (D) change its name, identity, state of organization or structure as a statutory trust in any manner that would, could or might make any financing statement or continuation statement filed with respect to it seriously misleading within the meaning of Section 9-507 of the UCC or

     (E) waive, amend, modify, supplement or terminate any Basic Document or any provision thereof, or fail to comply with the provisions of the Basic Documents, in each case, prior to the Class A Termination Date, without the prior written consent of the Controlling Party.

          SECTION 3.9. Annual Statement as to Compliance.

The Issuer will deliver to the Indenture Trustee, the Rating Agencies, the Class A Insurer, the Backup Insurer and the Noteholders on or before April 30th of each year beginning in the year 2007, an Officer's Certificate dated as of the previous December 31st stating, as to the Authorized Officer signing such Officer's Certificate, that

               (i) a review of the activities of the Issuer during the preceding 12-month period (or, for the initial certificate, for such shorter period as may have elapsed from the initial issuance of the Class A Notes to such December 31st) and of performance under this Indenture has been made under such Authorized Officer's supervision; and

               (ii) to the best of such Authorized Officer's knowledge, based on such review, the Issuer has complied with all conditions and covenants under this Indenture throughout such year, or, if there has been a default in the compliance of any such condition or covenant, specifying each such default known to such Authorized Officer and the nature and status thereof.

          SECTION 3.10. Issuer May Consolidate, Etc. Only on Certain Terms.

          (a) The Issuer shall not consolidate or merge with or into any other Person, unless

               (i) the Person (if other than the Issuer) formed by or surviving such consolidation or merger shall be a Person organized and existing under the laws of the United States of America or any State and shall expressly assume, by an indenture supplemental hereto, executed and delivered to the Indenture Trustee, in form satisfactory to the Indenture Trustee, and prior to the Class A Termination Date, the Controlling Party, the due and punctual payment of the principal of and interest on all Notes and the performance or observance of every agreement and covenant of this Indenture on the part of the Issuer to be performed or observed, all as provided herein;

               (ii) immediately after giving effect to such transaction, no Early Amortization Event, Indenture Default or Indenture Event of Default shall have occurred and be continuing;

               (iii) the Rating Agency Condition shall have been satisfied with respect to such transaction;

               (iv) the Issuer shall have received an Opinion of Counsel (and shall have delivered copies thereof to the Indenture Trustee, the Class A Insurer and the Backup Insurer) to the effect that such transaction will not have any material adverse tax consequence to the Trust, any Class A Noteholder, the Class A Insurer, the Backup Insurer or any Certificateholder;

               (v) any action as is necessary to maintain the Lien and security interest created by this Indenture shall have been taken;

               (vi) prior to the Class A Termination Date, the Issuer shall have given the Class A Insurer and the Backup Insurer written notice of such proposed consolidation or merger at least 30 Business Days prior to its proposed consummation, and the Controlling Party has given its prior written consent of such consolidation or merger; and

               (vii) the Issuer shall have delivered to the Indenture Trustee, the Class A Insurer and the Backup Insurer an Officer's Certificate and an Opinion of Counsel each stating that such consolidation or merger and such supplemental indenture comply with this Section 3.10(a) and that all conditions precedent herein provided for relating to such transaction have been complied with.

          (b) The Issuer shall not convey or transfer all or substantially all of its properties or assets, including those included in the Trust Property, to any Person, unless

               (i) the Person that acquires by conveyance or transfer the properties and assets of the Issuer the conveyance or transfer of which is hereby restricted shall (A) be a United States citizen or a Person organized and existing under the laws of the United States of America or any State, (B) expressly assume, by an indenture supplemental hereto, executed and delivered to the Indenture Trustee, in form satisfactory to the Indenture Trustee, and prior to the Class A Termination Date the Controlling Party, the due and punctual payment of the principal of and interest on all Class A Notes and the performance or observance of every agreement and covenant of this Indenture and each of the Basic Documents on the part of the Issuer to be performed or observed, all as provided herein,
     (C) expressly agree by means of such supplemental indenture that all right, title and interest so conveyed or transferred shall be subject and subordinate to the rights of Holders of the securities and (D) unless otherwise provided in such supplemental indenture, expressly agree to indemnify, defend and hold harmless the Issuer against and from any loss, liability or expense arising under or related to this Indenture and the Class A Notes;

               (ii) immediately after giving effect to such transaction, no Early Amortization Event, Indenture Default or Indenture Event of Default shall have occurred and be continuing;

               (iii) the Rating Agency Condition shall have been satisfied with respect to such transaction;

               (iv) the Issuer shall have received an Opinion of Counsel (and shall have delivered copies thereof to the Indenture Trustee, the Class A Insurer and the Backup Insurer) to the effect that such transaction will not have any material adverse tax consequence to the Trust, any Class A Noteholder, the Class A Insurer, the Backup Insurer or any Certificate holder;

               (v) any action as is necessary to maintain the Lien and security interest created by this Indenture shall have been taken;

               (vi) prior to the Class A Termination Date, the Issuer shall have given the Class A Insurer and the Backup Insurer written notice of such proposed action at least 30 Business Days prior to its proposed consummation, and the Controlling Party shall have given its prior written consent to such action; and

               (vii) the Issuer shall have delivered to the Indenture Trustee, the Class A Insurer and the Backup Insurer an Officer's Certificate and an Opinion of Counsel each stating that such conveyance or transfer and such supplemental indenture comply with this Section 3.10(b) and that all conditions precedent herein provided for relating to such transaction have been complied with.

          SECTION 3.11. Successor or Transferee.

          (a) Upon any consolidation or merger of the Issuer in accordance with
Section 3.10(a), the Person formed by or surviving such consolidation or merger (if other than the Issuer) shall succeed to, and be substituted for, and may exercise every right and power of, the Issuer under this Indenture with the same effect as if such Person had been named as the Issuer herein.

          (b) Upon a conveyance or transfer of all the assets and properties of the Issuer pursuant to Section 3.10(b), Credit Acceptance Auto Dealer Loan Trust 2006-2 will be released from every covenant and agreement of this Indenture to be observed or performed on the part of the Issuer with respect to the Class A Notes immediately upon the delivery of written notice from the Issuer to the Indenture Trustee, the Class A Insurer and the Backup Insurer stating that Credit Acceptance Auto Dealer Loan Trust 2006-2 is to be so released.

          SECTION 3.12. No Other Business.

The Issuer shall not engage in any business other than financing, purchasing, owning, selling and managing the Contracts in the manner contemplated by this Indenture and the Basic Documents and activities incidental thereto and any other activities permitted under the Trust Agreement.

          SECTION 3.13. No Borrowing.

The Issuer shall not issue, incur, assume, guarantee or otherwise become liable, directly or indirectly, for any Indebtedness except for: (i) the Class A Notes;
(ii) obligations owing from time to time to the Class A Insurer and the Backup Insurer; and (iii) any other Indebtedness permitted by or arising under the Basic Documents. The proceeds of the Class A Notes shall be used exclusively to fund the Issuer's purchase of the Dealer Loans and the other assets specified in the Sale and Servicing Agreement, to fund the Reserve Account and to pay the Issuer's organizational, transactional and start-up expenses.

          SECTION 3.14. Guarantees, Loans, Advances and Other Liabilities.

Except as contemplated by the Sale and Servicing Agreement or this Indenture, the Issuer shall not make any loan or advance or credit to, or guarantee (directly or indirectly or by an instrument having the effect of assuring another's payment or performance on any obligation or capability of so doing or otherwise), endorse or otherwise become contingently liable, directly or indirectly, in connection with the obligations, stocks or dividends of, or own, purchase, repurchase or acquire (or agree contingently to do so) any stock, obligations, assets or securities of, or any other interest in, or make any capital contribution to, any other Person.

          SECTION 3.15. Capital Expenditures.

The Issuer shall not make any expenditure (by long-term or operating lease or otherwise) for capital assets (either realty or personalty) except as contemplated by the Basic Documents.

          SECTION 3.16. Compliance with Laws.

The Issuer shall comply with the requirements of all applicable laws, the non-compliance with which would, individually or in the aggregate, materially and adversely affect the ability of the Issuer to perform its obligations under the Class A Notes, this Indenture or any Basic Document.

          SECTION 3.17. Restricted Payments.

The Issuer shall not, directly or indirectly, (i) pay any dividend or make any distribution (by reduction of capital or otherwise), whether in cash, property, securities or a combination thereof, to the Owner Trustee or any owner of a beneficial interest in the Issuer or otherwise with respect to any ownership or equity interest or security in or of the Issuer or to the Servicer, (ii) redeem, purchase, retire or otherwise acquire for value any such ownership or equity interest or security or (iii) set aside or otherwise segregate any amounts for any such purpose; provided, however, that the Issuer may make, or cause to be made, distributions to the Servicer, the Owner Trustee, the Indenture Trustee, the Trust Collateral Agent, the Class A Insurer, the Backup Insurer and the Certificateholders as permitted by, and to the extent funds are available for such purpose under, the Sale and Servicing Agreement and the Trust Agreement. The Issuer will not, directly or indirectly, make payments to or distributions from the Collection Account except in accordance with this Indenture and the Basic Documents.

          SECTION 3.18. Notice of Indenture Events of Default.

Upon a Responsible Officer of the Owner Trustee having actual knowledge or receipt of written notice thereof, the Issuer agrees to give the Indenture Trustee, the Trust Collateral Agent, the Class A Insurer, the Backup Insurer and the Rating Agency prompt written notice of each Indenture Event of Default hereunder and each default on the part of the Servicer or the Seller of its obligations under the Sale and Servicing Agreement.

          SECTION 3.19. Further Instruments and Acts.

Upon request of the Indenture Trustee or the Controlling Party, the Issuer will execute and deliver such further instruments and do such further acts as may be reasonably necessary or proper to carry out more effectively the purpose of this Indenture.

          SECTION 3.20. Amendments of Sale and Servicing Agreement and Trust Agreement.

The Issuer shall not agree to any amendment to Section 11.01 of the Sale and Servicing Agreement or Section 11.1 of the Trust Agreement to eliminate the requirements thereunder that the Indenture Trustee or the Holders of the Class A Notes consent to amendments thereto as provided therein.

          SECTION 3.21. Income Tax Characterization.

For purposes of federal income, state and local income and franchise and any other income taxes, the Issuer will, and each Class A Noteholder by such Class A Noteholder's acceptance thereof agrees to, treat the Class A Notes as indebtedness and hereby instructs the Issuer to treat the Class A Notes as indebtedness for federal, state and other tax reporting purposes.

          SECTION 3.22. Perfection Representations, Warranties and Covenants.

The perfection representations, warranties and covenants made by the Issuer and set forth on Schedule A hereto shall be a part of this Indenture for all purposes.

                                   ARTICLE IV

                           Satisfaction and Discharge

          SECTION 4.1. Satisfaction and Discharge of Indenture.

This Indenture shall cease to be of further effect with respect to the Class A Notes except as to: (i) rights of registration of transfer and exchange; (ii) substitution of mutilated, destroyed, lost or stolen Class A Notes; (iii) rights of Class A Noteholders to receive payments of principal thereof and interest thereon; (iv) Sections 3.3, 3.4, 3.5, 3.7, 3.8, 3.10, 3.12, 3.13, 3.14, 3.15,
3.16, 3.17, 3.19, 3.20 and 3.21; (v) the rights, obligations and immunities of the Indenture Trustee hereunder (including the rights of the Indenture Trustee under Section 6.7 and the obligations of the Indenture Trustee under Section 4.2); and (vi) the rights of Class A Noteholders, the Class A Insurer and the Backup Insurer as beneficiaries hereof with respect to the property so deposited with the Indenture Trustee, or the Trust Collateral Agent, payable to all or any of them, and the Indenture Trustee, on written demand of and at the expense of the Issuer, shall execute proper instruments acknowledging satisfaction and discharge of this Indenture with respect to the Class A Notes, when

               (A) either

                    (1) all Class A Notes theretofore authenticated and
               delivered (other than (i) Class A Notes that have been destroyed, lost or stolen and that have been replaced or paid as provided in
               Section 2.4 and (ii) Class A Notes for whose payment money has theretofore been deposited in trust or segregated and held in trust by the Issuer and thereafter repaid to the Issuer or discharged from such trust, as provided in Section 3.3) have been delivered to the Indenture Trustee for cancellation; or

                    (2) all Class A Notes not theretofore delivered to the
               Indenture Trustee for cancellation

                         (i) have become due and payable,

                         (ii) will become due and payable at the Stated Final
                    Maturity within one year, or

                         (iii) are to be called for redemption within one year
                    under arrangements satisfactory to the Indenture Trustee for the giving of notice of redemption by the Indenture Trustee in the name, and at the expense, of the Issuer,

and the Issuer, in the case of (i), (ii) or (iii) of this clause (2), has irrevocably deposited or caused to be irrevocably deposited with the Trust Collateral Agent cash or direct obligations of or obligations guaranteed by the United States of America (which will mature prior to the date such amounts are payable), in trust for such purpose, in an amount sufficient to pay and discharge the entire indebtedness on such Class A Notes not theretofore delivered to the Indenture Trustee for cancellation when due to the Stated Final Maturity or Redemption Date (if Class A Notes shall have been called for redemption pursuant to Section 10.1(a)), as the case may be;

               (B) the Issuer has paid or caused to be paid all Issuer Secured Obligations;

               (C) the Issuer has delivered to the Indenture Trustee, the Class A Insurer and the Backup Insurer an Officer's Certificate, an Opinion of Counsel and if required by the Indenture Trustee or the Controlling Party an Independent Certificate from a firm of certified public accountants, each meeting the applicable requirements of Section 11.1(a) and each stating that all conditions precedent herein provided for relating to the satisfaction and discharge of this Indenture have been complied with; and

               (D) upon the satisfaction and discharge of the Indenture pursuant to this Section 4.1, the Indenture Trustee shall deliver to the Owner Trustee, the Class A Insurer and the Backup Insurer a certificate of a Responsible Officer stating that the Class A Noteholders, the Class A Insurer, the Backup Insurer and the Indenture Trustee have been paid all amounts owed to them.

          SECTION 4.2. Application of Trust Money.

All moneys deposited with the Indenture Trustee pursuant to Section 4.1 hereof shall be held in trust and applied by it, in accordance with the provisions of the Class A Notes and this Indenture, to the payment, either directly or through any Paying Agent, as the Indenture Trustee may determine, to the Holders of the particular Class A Notes for the payment or redemption of which such moneys have been deposited with the Indenture Trustee, of all sums due and to become due thereon for principal and interest; but such moneys need not be segregated from other funds except to the extent required herein or in the Sale and Servicing Agreement or required by law.

          SECTION 4.3. Repayment of Moneys Held by Paying Agent.

In connection with the satisfaction and discharge of this Indenture with respect to the Notes, all moneys then held by any Paying Agent other than the Indenture Trustee under the provisions of this Indenture with respect to such Class A Notes shall, upon demand of the Issuer, be paid to the Indenture Trustee to be held and applied according to Section 3.3 and thereupon such Paying Agent shall be released from all further liability with respect to such moneys.

                                    ARTICLE V

                                    Remedies

          SECTION 5.1. Indenture Events of Default.

"Indenture Event of Default", wherever used herein or in the other Basic Documents, means any one of the following events (whatever the reason for such Indenture Event of Default and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body):

               (i) default by the Issuer in the payment of any interest on the Class A Notes when the same becomes due and payable, and such default shall continue for a period of five (5) days or more (it being understood that any payment by the Class A Insurer under the Class A Note Insurance Policy or by the Backup Insurer under the Backup Insurance Policy shall not constitute payment by the Issuer); or

               (ii) default by the Issuer in the payment of the principal of or any installment of the principal of the Class A Notes when the same becomes due and payable on the Stated Final Maturity (it being understood that any payment by the Class A Insurer under the Class A Note Insurance Policy or by the Backup Insurer under the Backup Insurance Policy shall not constitute payment by the Issuer); or

               (iii) default in the observance or performance of any covenant or agreement of the Issuer made under this Indenture (other than a covenant or agreement, a default in the observance or performance of which is specifically dealt with elsewhere in this Section 5.1), or any representation or warranty of the Issuer made in this Indenture or in any certificate or other writing delivered pursuant to this Indenture or in connection with this Indenture proving to have been incorrect in any material respect as of the time when the same shall have been made, and such default shall continue or not be cured, or the circumstance or condition in respect of which such misrepresentation or warranty was incorrect shall not have been eliminated or otherwise cured, for a period of 30 days (or a longer period, not in excess of 60 days as may be reasonably necessary to remedy such default, if the default is capable of remedy within 60 days or less, and the Servicer, on behalf of the Issuer, delivers an officer's certificate to the Indenture Trustee to the effect that the Issuer has commenced, or will promptly commence and diligently pursue, all reasonable efforts to remedy the default) after there shall have been given to the Issuer by either Insurer, or if both a Class A Insurer Default and a Backup

     Insurer Default have occurred and are continuing, the Indenture Trustee at the direction of Class A Noteholders representing at least 25% of the outstanding Class A Note Balance, a written notice specifying such default or incorrect representation or warranty and requiring it to be remedied and stating that such notice is a "Notice of Default" pursuant to this Indenture; or

               (iv) the filing of a decree or order for relief by a court having jurisdiction in the premises in respect of the Seller, the Issuer or any substantial part of the Trust Property in an involuntary case under any applicable Federal or state bankruptcy, insolvency or other similar law now or hereafter in effect, or appointing a receiver, liquidator, assignee, custodian, trustee, sequestrator or similar official of the Seller or the Issuer, as applicable, or for any substantial part of the Trust Property, or ordering the winding-up or liquidation of the Seller's affairs or the Issuer's affairs, as applicable, and such decree or order shall remain unstayed and in effect for a period of 60 consecutive days; or

               (v) the commencement by the Seller or the Issuer of a voluntary case under any applicable federal or state bankruptcy, insolvency or other similar law now or hereafter in effect, or the consent by the Issuer to the entry of an order for relief in an involuntary case under any such law, or the consent by the Issuer to the appointment or taking possession by a receiver, liquidator, assignee, custodian, trustee, sequestrator or similar official of the Seller or Issuer, as applicable, or for any substantial part of the Trust Property, or the making by the Seller or Issuer, as applicable, of any general assignment for the benefit of creditors, or the failure by the Seller or Issuer, as applicable, generally to pay its debts as such debts become due, or the taking of action by the Issuer in furtherance of any of the foregoing; or

               (vi) a draw is made on either the Class A Note Insurance Policy or the Backup Insurance Policy; or

               (vii) cumulative Collections through the end of the related Collection Period, expressed as a percentage of the cumulative Forecasted Collections through the end of the related Collection Period, is less than 65.0% for any three (3) consecutive Collection Periods; or

               (viii) the Seller sells or otherwise transfers ownership of the Certificate except as permitted by the Basic Documents; or

               (ix) the Seller, fails to observe or perform in any material respect any of its separateness or limited purpose covenants in the Basic Documents to which it is a party (after notice and after giving effect to any applicable grace periods set forth therein) or its organizational documents; or

               (x) the Indenture Trustee ceases to have a valid and perfected first priority security interest in the Trust Property and such failure has not been remedied within ten (10) Business Days; or


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

               (xi) any Transaction Document (in its entirety) ceases to be in full force and effect.

          SECTION 5.2. Rights Upon Indenture Event of Default.


          (a) If an Indenture Event of Default described in clause (iv) or (v) of Section 5.1 shall have occurred, the entire unpaid principal balance of the Class A Notes, all interest accrued and unpaid thereon and all other amounts payable under this Indenture and the Basic Documents shall automatically become immediately due and payable. If any other Indenture Event of Default shall have occurred, the Indenture Trustee, if so requested in writing by: (x) the Controlling Party, or (y) if both a Class A Insurer Default and a Backup Insurer Default have occurred and are continuing, the Majority Noteholders, shall declare by written notice to the Issuer that the entire principal balance of the Class A Notes, all interest accrued and unpaid thereon and all other amounts payable under this Indenture and the other Basic Documents to be immediately due and payable.

          (b) If an Indenture Event of Default occurs and the Class A Notes have been accelerated, the Indenture Trustee may exercise any of the remedies specified in Section 5.4(a). Payments in accordance with Section 5.2(a) hereof following acceleration of the Class A Notes shall be applied by the Indenture
Trustee:

          FIRST: (x) pro rata, to the Servicer or the Backup Servicer, the Servicing Fee and any indemnification amounts owed to the Backup Servicer, and to the Trust Collateral Agent, the Indenture Trustee and the Owner Trustee, their related accrued and unpaid fees, indemnification amounts and expenses and (y) to any successor servicer, any unpaid Transition Expenses which may be due to it pursuant to the terms of the Sale and Servicing Agreement;

          SECOND: to Class A Noteholders for amounts due and unpaid on the Class A Notes for interest, ratably, without preference or priority of any kind, according to the amounts due and payable on the Class A Notes for interest;

          THIRD: to each Insurer, in accordance with the terms of the Insurance Agreement, its respective Premium due pursuant to the Insurance Agreement;

          FOURTH: to Class A Noteholders for amounts due and unpaid on the Class A Notes for principal, ratably, without preference or priority of any kind, according to the amounts due and payable on the Class A Notes for principal until the Class A Note Balance has been reduced to zero; and

          FIFTH: to each Insurer, in accordance with the terms of the Insurance Agreement, its respective Reimbursement Obligations.

          (c) At any time after declaration of acceleration of maturity has been made in accordance with Section 5.2(a) hereof and before a judgment or decree for payment of the money due has been obtained by the Indenture Trustee as hereinafter in this Article V provided, the Controlling Party, or the Majority Noteholders, as the case may be, by written notice to the Issuer and the Indenture Trustee, may rescind and annul such declaration and its consequences if:

               (i) the Issuer has paid or deposited with the Indenture Trustee a sum sufficient to pay:

               (A) all payments of principal of and interest on all Class A Notes and all other amounts that would then be due hereunder or upon such Class A Notes if the Indenture Event of Default giving rise to such acceleration had not occurred, which funds shall be deposited into the Note Distribution Account;

               (B) all sums paid or advanced by the Indenture Trustee hereunder and the reasonable compensation, expenses, disbursements and advances of the Indenture Trustee and its agents and counsel, which funds shall be deposited into the Collection Account; and

               (C) all sums (including any Premium) paid or advanced by or due to the Class A Insurer and the Backup Insurer, which funds shall be paid to the Class A Insurer or the Backup Insurer in accordance with the terms of the Insurance Agreement; and

               (ii) all Indenture Events of Default, other than the nonpayment of the interest on or the principal of the Class A Notes that has become due solely by such acceleration, have been cured or waived as provided in
     Section 5.12.

          No such rescission shall affect any subsequent default or impair any right consequent thereto.

          (d) In the event the Class A Notes have been accelerated in accordance with Section 5.2(a) hereof, each Insurer shall have the right, but not the obligation, to make payments under the Class A Note Insurance Policy or Backup Insurance Policy, as applicable, or otherwise, of principal and interest due on the Class A Notes, in whole or in part, on any date or dates following such acceleration, as such Insurer, in its sole discretion, may elect.

          SECTION 5.3. Collection of Indebtedness and Suits for Enforcement by Indenture Trustee.

          (a) The Issuer hereby irrevocably and unconditionally appoints the Indenture Trustee as the true and lawful attorney-in-fact of the Issuer, with full power of substitution, to execute, acknowledge and deliver any notice, document, certificate, paper, pleading or instrument and to do in the name of the Indenture Trustee as well as in the name, place and stead of the Issuer such acts, things and deeds for or on behalf of and in the name of the Issuer under this Indenture (including specifically under Section 5.4) and under the Basic Documents which the Issuer could or might do or which may be necessary, desirable or convenient in the Indenture Trustee's sole discretion to effect the purposes contemplated hereunder and under the Basic Documents and, without limitation, following the occurrence of an Indenture Event of Default, acting at the instruction or with the consent of the Controlling Party or, if both a Class A Insurer Default and a Backup Insurer Default have occurred and are continuing, the Majority Noteholders, in accordance with the terms of Article V hereof, exercise full right, power and authority to take, or defer from taking, any and all acts with respect to the administration, maintenance or disposition of the Trust Property.

          (b) Notwithstanding anything to the contrary contained in this Indenture (including, without limitation, Sections 5.4(a), 5.12, 5.13 and 5.16), the Indenture Trustee, prior to the Class A Termination Date, may with the prior written consent of the Controlling Party or, if both a Class A Insurer Default and a Backup Insurer Default have occurred and are continuing, the Majority Noteholders, or shall, at the direction of the Controlling Party or, if both a Class A Insurer Default and a Backup Insurer Default have occurred and are continuing, the Majority Noteholders, and thereafter may at its discretion, proceed to protect and enforce its rights and the rights of the Class A Noteholders, the Class A Insurer and the Backup Insurer by such appropriate proceedings as the Indenture Trustee or the Controlling Party (or the Majority Noteholders, if applicable) shall deem most effective to protect and enforce any such rights, whether for specific performance of any covenant or agreement in this Indenture or in aid of the exercise of any power granted herein, or to enforce any other proper remedy or legal or equitable right vested in the Indenture Trustee by this Indenture or by law.

          (c) In case there shall be pending, relative to the Issuer or any other obligor upon the Class A Notes or any Person having or claiming an ownership interest in the Trust Property, proceedings under Title 11 of the United States Code or any other applicable federal or state bankruptcy, insolvency or other similar law, or in case a receiver, assignee or trustee in bankruptcy or reorganization, liquidator, sequestrator or similar official shall have been appointed for or taken possession of the Issuer or its property or such other obligor or Person, or in case of any other comparable judicial proceedings relative to the Issuer or other obligor upon the Class A Notes, or to the creditors or property of the Issuer or such other obligor, the Indenture Trustee, irrespective of whether the principal of any Class A Notes shall then be due and payable as therein expressed or by declaration or otherwise and irrespective of whether the Indenture Trustee shall have made any demand pursuant to the provisions of this Section, shall be entitled and empowered, at the expense of the Seller by intervention in such proceedings or otherwise:

               (i) to file and prove a claim or claims for the whole amount of principal and interest owing and unpaid in respect of the Class A Notes and to file such other papers or documents as may be necessary or advisable in order to have the claims of the Indenture Trustee (including any claim for reasonable compensation to the Indenture Trustee and each predecessor Indenture Trustee, and their respective agents, attorneys and counsel, and for reimbursement of all expenses and liabilities incurred, and all advances made, by the Indenture Trustee and each predecessor Indenture Trustee, except as a result of negligence, bad faith or willful misconduct), the Class A Insurer, the Backup Insurer and of the Class A Noteholders allowed in such proceedings;

               (ii) unless prohibited by applicable law and regulations, to vote on behalf of the Holders of Class A Notes in any election of a trustee, a standby trustee or person performing similar functions in any such proceedings;

               (iii) to collect and receive any moneys or other property payable or deliverable on any such claims and to distribute all amounts received with respect to the claims of the Class A Noteholders, the Class A Insurer, the Backup Insurer and the Indenture Trustee on their behalf; and

               (iv) to file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Indenture Trustee, the Class A Insurer, the Backup Insurer or the Holders of Class A Notes allowed in any judicial proceedings relative to the Issuer, its creditors and its property;

and any trustee, receiver, liquidator, custodian or other similar official in any such proceeding is hereby authorized by each of such Class A Noteholders to make payments to the Indenture Trustee, and, in the event that the Indenture Trustee shall consent to the making of payments directly to such Class A Noteholders, to pay to the Indenture Trustee such amounts as shall be sufficient to cover reasonable compensation to the Indenture Trustee, each predecessor Indenture Trustee and their respective agents, attorneys and counsel, and all other expenses and liabilities incurred, and all advances made, by the Indenture Trustee and each predecessor Indenture Trustee except as a result of negligence, bad faith or willful misconduct.

          (d) Nothing herein contained shall be deemed to authorize the Indenture Trustee to authorize or consent to or vote for or accept or adopt on behalf of any Class A Noteholder any plan of reorganization, arrangement, adjustment or composition affecting the Class A Notes or the rights of any Holder thereof or to authorize the Indenture Trustee to vote in respect of the claim of any Class A Noteholder in any such proceeding except, as aforesaid, to vote for the election of a trustee in bankruptcy or similar person.

          (e) All rights of action and of asserting claims under this Indenture or under any of the Class A Notes, may be enforced by the Indenture Trustee without the possession of any of the Class A Notes or the production thereof in any trial or other proceedings relative thereto, and any such action or proceedings instituted by the Indenture Trustee shall be brought in its own name as trustee of an express trust, and any recovery of judgment, subject to the payment of the expenses, disbursements and compensation of the Indenture Trustee, each predecessor Indenture Trustee and their respective agents and attorneys, shall be for the ratable benefit of the Holders of the Class A Notes, the Class A Insurer and the Backup Insurer.

          (f) In any proceedings brought by the Indenture Trustee (and also any proceedings involving the interpretation of any provision of this Indenture), the Indenture Trustee shall be held to represent all the Holders of the Class A Notes, and it shall not be necessary to make any Class A Noteholder a party to any such proceedings.

          SECTION 5.4. Remedies.

          (a) If an Indenture Event of Default shall have occurred and be continuing, the Controlling Party or the Indenture Trustee at the written direction of the Controlling Party or, if both a Class A Insurer Default and Backup Insurer Default have occurred and are continuing, the Majority Noteholders may do any one or more of the following:

               (i) institute Proceedings in its own name and as trustee of an express trust for the collection of all amounts then payable to the Class A Insurer and the Backup Insurer or on the Class A Notes or under this Indenture with respect thereto, whether by declaration or otherwise, enforce any judgment obtained, and collect from the Issuer and any other obligor upon such Class A Notes moneys adjudged due;

               (ii) institute Proceedings from time to time for the complete or partial foreclosure of this Indenture with respect to the Trust Property;

               (iii) exercise any remedies of a secured party under the UCC and take any other appropriate action to protect and enforce the rights and remedies of the Indenture Trustee, the Holders of the Class A Notes, the Class A Insurer and the Backup Insurer; and

               (iv) direct the Indenture Trustee to sell the Trust Property or any portion thereof or rights or interest therein, at one or more public or private sales called and conducted in any manner permitted by law; provided, however, that the Indenture Trustee shall not, and shall not be directed by the Controlling Party or the Majority Noteholders, as the case may be, to, sell or otherwise liquidate the Trust Property following an Indenture Event of Default unless:

               (A) the proceeds of such sale or liquidation distributable to the Class A Noteholders, together with amounts to be paid to the Insurers concurrently therewith, are anticipated to be sufficient to discharge in full all amounts then due and unpaid upon the Class A Notes for principal and interest due thereon, in the event such direction is from the Controlling Party; or

               (B) in the event that both a Class A Insurer Default and a Backup Insurer Default have occurred and are continuing, the Indenture Trustee, if so directed by the Majority Holders in accordance with the terms of this Indenture, may not sell or otherwise liquidate the Trust Property following an Indenture Event of Default unless:

                    (I) such Indenture Event of Default is of the type described in Section 5.1(iv) or (v),

                    (II) such Indenture Event of Default is of the type
               described in any other clause of Section 5.1 and the Class A Noteholders consent thereto in writing, or

                    (III) either (i) the proceeds of such sale or liquidation
               would be in an amount sufficient to discharge in full all amounts then due and unpaid upon such Class A Notes for principal and interest or (ii) the Indenture Trustee determines that the Trust Property will not continue to provide sufficient funds for the payment of principal of and interest on the Class A Notes as they would have become due if they had not been declared due and payable (it being understood that for purposes of making such a determination, the Indenture Trustee may conclusively rely on an independent auditor);

provided, however, that, subject to Section 6.1, the Indenture Trustee shall have the right to decline to follow any such direction if it, being advised by counsel, determines that the action so directed may not lawfully be taken, or if it, in good faith shall, by a Responsible Officer, determine that the proceedings so directed would be illegal or subject it to personal liability.


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

          (b) If the Indenture Trustee sells all or a portion of the Trust Property, following an Indenture Event of Default, the Trust Collateral Agent shall give Credit Acceptance at least ten (10) days' prior notice of such sale, and Credit Acceptance may, but is not required to, make a bid for the portion, or all, of the Trust Property being sold by the Indenture Trustee.

          SECTION 5.5. Optional Preservation of the Trust Property.

If the Class A Notes have been declared to be due and payable under Section 5.2 following an Indenture Event of Default and such declaration and its consequences have not been rescinded and annulled, the Indenture Trustee may, with the prior written consent of the Controlling Party or, if both a Class A Insurer Default and a Backup Insurer Default have occurred and are continuing, the Majority Noteholders, but need not unless directed in writing by the Controlling Party or, if both a Class A Insurer Default and Backup Insurer Default have occurred and are continuing, the Majority Noteholders, maintain possession of the Trust Property which is in its possession and elect to direct the Trust Collateral Agent to maintain possession of the Trust Property which is in the possession of the Trust Collateral Agent. It is the desire of the parties hereto and the Class A Noteholders that there be at all times sufficient funds for the payment of principal of and interest on the Class A Notes, and the Controlling Party, or the Majority Noteholders, as the case may be, shall take such desire into account when determining whether or not to direct the Indenture Trustee or the Trust Collateral Agent, as applicable, to maintain possession of the Trust Property. In determining whether to direct the Indenture Trustee or the Trust Collateral Agent, as applicable, to obtain possession of the Trust Property, the Controlling Party, or the Majority Noteholders, as the case may be, may, but need not maintain and conclusively rely upon an opinion of an Independent investment banking or accounting firm of national reputation as to the feasibility of such proposed action and as to the sufficiency of the Trust Property for such purpose.

          SECTION 5.6. [Reserved].

          SECTION 5.7. Limitation of Suits.

Subject to Section 5.8 and Section 6.8, no Holder of any Class A Note shall have any right to institute any proceeding, judicial or otherwise, with respect to this Indenture, or for the appointment of a receiver or trustee, or for any other remedy hereunder, unless:

               (i) such Holder has previously given written notice to the Indenture Trustee of a continuing Indenture Event of Default;

               (ii) (A) the Indenture Event of Default arises from the Seller's or the Servicer's failure to remit payments under the Sale and Servicing Agreement when due or (B) the Majority Noteholders shall have made written request to the Indenture Trustee to institute such proceeding in respect of such Indenture Event of Default in its own name as Indenture Trustee hereunder;

               (iii) such Holder or Holders have offered to the Indenture Trustee indemnity reasonably satisfactory to it against the costs, expenses and liabilities to be incurred in complying with such request;

               (iv) the Indenture Trustee for 30 days after its receipt of such notice, request and offer of indemnity has failed to institute such proceedings;

               (v) no direction inconsistent with such written request has been given to the Indenture Trustee during such 30-day period; and

               (vi) the Controlling Party has given its prior written consent.

it being understood and intended that no one or more Holders of Class A Notes shall have any right in any manner whatever by virtue of, or by availing of, any provision of this Indenture to affect, disturb or prejudice the rights of any other Holders of Notes or to obtain or to seek to obtain priority or preference over any other Holders or to enforce any right under this Indenture, except in the manner herein provided and for the equal, ratable and common benefit of all Class A Noteholders.

          In the event the Indenture Trustee shall receive conflicting or inconsistent requests and indemnity from two or more groups of Holders of Class A Notes, each representing less than a majority of the Outstanding Amount of the Class A Notes, the Indenture Trustee in its sole discretion may determine what action, if any, shall be taken, notwithstanding any other provisions of this Indenture.

          SECTION 5.8. Unconditional Rights of Noteholders To Receive Principal and Interest.

Notwithstanding any other provisions in this Indenture, the Holder of any Class A Note shall have the right, which is absolute and unconditional, to receive payment of the principal of and interest, if any, on such Class A Note on or after the respective due dates thereof expressed in such Class A Note or in this Indenture (or, in the case of redemption, on or after the Redemption Date) and to institute suit for the enforcement of any such payment, and such right shall not be impaired without the consent of such Holder.

          SECTION 5.9. Restoration of Rights and Remedies.

If the Indenture Trustee, the Class A Insurer, the Backup Insurer or any Class A Noteholder has instituted any proceeding to enforce any right or remedy under this Indenture and such proceeding has been discontinued or abandoned for any reason or has been determined adversely to the Indenture Trustee, the Class A Insurer, the Backup Insurer or such Class A Noteholder, then and in every such case the Issuer, the Indenture Trustee, the Class A Insurer, the Backup Insurer and the Class A Noteholders shall, subject to any determination in such proceeding, be restored severally and respectively to their former positions hereunder, and thereafter all rights and remedies of the Indenture Trustee, the Class A Insurer, the Backup Insurer and the Class A Noteholders shall continue as though no such proceeding had been instituted.

          SECTION 5.10. Rights and Remedies Cumulative.

Except as provided in Section 5.7, no right or remedy herein conferred upon or reserved to the Indenture Trustee, the Class A Insurer, the Backup Insurer or the Class A Noteholders is intended to be exclusive of any other right or remedy, and every right and remedy shall, to the extent permitted by law, be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise. The assertion or employment of any right or remedy hereunder, or otherwise, shall not prevent the concurrent assertion or employment of any other appropriate right or remedy.

          SECTION 5.11. Delay or Omission Not a Waiver.

No delay or omission of the Indenture Trustee, the Class A Insurer, the Backup Insurer or any Holder of any Class A Note to exercise any right or remedy accruing upon any Indenture Default or Indenture Event of Default shall impair any such right or remedy or constitute a waiver of any such Indenture Default or Indenture Event of Default or an acquiescence therein. Every right and remedy given by this Article V or by law to the Indenture Trustee, the Class A Insurer, the Backup Insurer or to the Class A Noteholders may be exercised from time to time, and as often as may be deemed expedient, by the Indenture Trustee, the Class A Insurer, the Backup Insurer or by the Class A Noteholders, as the case may be.

          SECTION 5.12. Control by the Controlling Party.

Prior to the Class A Termination Date, the Controlling Party, so long as both a Class A Insurer Default and a Backup Insurer Default have not occurred and are not continuing, shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Indenture Trustee with respect to the Class A Notes or exercising any trust or power conferred on the Indenture Trustee; provided, however, that, the Indenture Trustee may take any other action deemed proper by the Indenture Trustee that is not inconsistent with such direction; and subject to Section 6.1, the Indenture Trustee shall have the right to decline to follow any direction of the Controlling Party if the Indenture Trustee being advised by counsel determines that the action so directed may not lawfully be taken, or if the Indenture Trustee in good faith shall, by a Responsible Officer, determine that the proceedings so directed would be illegal or subject it to personal liability or be unduly prejudicial to the rights of Class A Noteholders not parties to such direction.

          SECTION 5.13. Undertaking for Costs.

All parties to this Indenture agree, and each Holder of any Class A Note by such Holder's acceptance thereof shall be deemed to have agreed, that any court may in its discretion require, in any suit for the enforcement of any right or remedy under this Indenture, or in any suit against the Indenture Trustee for any action taken, suffered or omitted by it as Indenture Trustee, the filing by any party litigant in such suit of an undertaking to pay the costs of such suit, and that such court may in its discretion assess reasonable costs, including reasonable attorneys' fees, against any party litigant in such suit, having due regard to the merits and good faith of the claims or defenses made by such party litigant.

          SECTION 5.14. Waiver of Stay or Extension Laws.

The Issuer covenants (to the extent that it may lawfully do so) that it will not at any time insist upon, or plead or in any manner whatsoever, claim or take the benefit or advantage of, any stay or extension law wherever enacted, now or at any time hereafter in force, that may affect the covenants or the performance of this Indenture; and the Issuer (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law, and covenants that it will not hinder, delay or impede the execution of any power herein granted to the Indenture Trustee, but will suffer and permit the execution of every such power as though no such law had been enacted.

          SECTION 5.15. Action on Class A Notes.

The Indenture Trustee's right to seek and recover judgment on the Notes or under this Indenture shall not be affected by the seeking, obtaining or application of any other relief under or with respect to this Indenture. Neither the lien of this Indenture nor any rights or remedies of the Indenture Trustee or the Class A Noteholders shall be impaired by the recovery of any judgment by the Indenture Trustee against the Issuer or by the levy of any execution under such judgment upon any portion of the Trust Property or upon any of the assets of the Issuer.

          SECTION 5.16. Performance and Enforcement of Certain Obligations.

          (a) Promptly following a request from the Indenture Trustee or the Controlling Party or, if both a Class A Insurer Default and a Backup Insurer Default have occurred and are continuing, the Majority Noteholders, to do so and at the Issuer's expense, the Issuer agrees to take all such lawful action as the Indenture Trustee or the Controlling Party, as the case may be, may request to compel or secure the performance and observance by the Seller and the Servicer, as applicable, of each of their obligations to the Issuer under or in connection with the Sale and Servicing Agreement in accordance with the terms thereof, and to exercise any and all rights, remedies, powers and privileges lawfully available to the Issuer under or in connection with the Sale and Servicing Agreement to the extent and in the manner directed by the Indenture Trustee, or prior to the Class A Termination Date, the Controlling Party, including the transmission of notices of default on the part of the Seller or the Servicer thereunder and the institution of legal or administrative actions or proceedings to compel or secure performance by the Seller or the Servicer of each of their obligations under the Sale and Servicing Agreement.

          (b) If an Indenture Event of Default has occurred, the Indenture Trustee may, with the prior written consent of the Controlling Party or, if both a Class A Insurer Default and a Backup Insurer Default have occurred and are continuing, the Majority Noteholders, but need not unless directed in writing by the Controlling Party or, if both a Class A Insurer Default and a Backup Insurer Default have occurred and are continuing, the Majority Noteholders, exercise all rights, remedies, powers, privileges and claims of the Issuer against the Seller or the Servicer under or in connection with the Sale and Servicing Agreement, including the right or power to take any action to compel or secure performance or observance by the Seller or the Servicer of each of their obligations to the Issuer thereunder and to give any consent, request, notice, direction, approval, extension or waiver under the Sale and Servicing Agreement, and any right of the Issuer to take such action shall be suspended.

          SECTION 5.17. Subrogation. Any and all proceeds of claims paid by the Class A Insurer or the Backup Insurer under the Class A Note Insurance Policy or the Backup Insurance Policy, as the case may be, and disbursed by the Indenture Trustee or the Trust Collateral Agent shall not be considered payment by the Issuer with respect to the Class A Notes, and shall not discharge the obligations of the Issuer with respect thereto. The Class A Insurer or the Backup Insurer, as the case may be, shall, to the extent it makes any payment with respect to the Class A Notes, become subrogated to the rights of the recipients of such payments to the extent of such payments. Subject to and conditioned upon any payment with respect to the Class A Notes by or on behalf of either the Class A Insurer or the Backup Insurer, each Class A Noteholder shall be deemed, without further action, to have directed the Indenture Trustee or the Trust Collateral Agent to assign to the Insurer which made such payment all rights to the payment of interest or principal with respect to the Class A Notes which are then due for payment to the extent of all payments made by such Insurer and such Insurer may exercise any option, vote, right, power or the like with respect to the Class A Notes to the extent that it has made payment pursuant to the Class A Note Insurance Policy or the Backup Insurance Policy, as the case may be. To evidence such subrogation, the Note Registrar shall note such Insurer's rights as subrogee upon the Class A Note Register upon receipt from such Insurer of proof of payment by the Insurer of any Class A Interest Distributable Amount or Class A Principal Distributable Amount.

                                   ARTICLE VI

                              The Indenture Trustee

          SECTION 6.1. Duties of Indenture Trustee.

          (a) If an Indenture Event of Default has occurred and is continuing, the Indenture Trustee shall follow such instructions and directions as it may receive pursuant to Section 5.2 hereof and use the same degree of care and skill in its exercise as a prudent person would exercise or use under the circumstances in the conduct of such person's own affairs.

          (b) Except during the continuance of an Indenture Event of Default:

               (i) the Indenture Trustee undertakes to perform such duties and only such duties as are specifically set forth in this Indenture and the Basic Documents and no implied covenants or obligations shall be read into this Indenture or the Basic Documents against the Indenture Trustee; and

               (ii) in the absence of bad faith, the Indenture Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Indenture Trustee and conforming to the requirements of this Indenture and the Basic Documents; however, the Indenture Trustee shall examine the certificates and opinions to determine whether or not they conform on their face to the requirements of this Indenture and the Basic Documents.

          (c) The Indenture Trustee may not be relieved from liability for its own negligent action, its own negligent failure to act or its own bad faith or willful misconduct, except that:

               (i) this paragraph does not limit the effect of paragraph (b) of this Section;

               (ii) the Indenture Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer of the Indenture Trustee unless it is proved that the Indenture Trustee was negligent in ascertaining the pertinent facts; and

               (iii) the Indenture Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 5.12.

          (d) Money held in trust by the Indenture Trustee need not be segregated from other funds except to the extent required by law or the terms of this Indenture.

          (e) No provision of this Indenture shall require the Indenture Trustee to expend or risk its own funds or otherwise incur liability (financial or otherwise) in the performance of any of its duties hereunder or in the exercise of any of its rights or powers, if it shall have reasonable grounds to believe that repayment of such funds or indemnity satisfactory to it against such risk or liability is not reasonably assured to it.

          (f) Every provision of this Indenture relating to the conduct or affecting the liability of or affording protection to the Indenture Trustee shall be subject to the provisions of this Section.

          (g) Without limiting the generality of this Section, the Indenture Trustee shall have no duty (A) to see to any recording, filing or depositing of this Indenture or any agreement referred to herein or any financing statement or continuation statement evidencing a security interest in the Financed Vehicles, or to see to the maintenance of any such recording or filing or depositing or to any rerecording, refiling or redepositing of any thereof, (B) to see to any insurance on the Financed Vehicles or Obligors or to effect or maintain any such insurance, (C) to see to the payment or discharge of any tax, assessment or other governmental charge or any Lien or encumbrance of any kind owing with respect to, assessed or levied against any part of the Trust, (D) to confirm or verify the contents of any reports or certificates delivered to the Indenture Trustee pursuant to this Indenture or the Sale and Servicing Agreement believed by the Indenture Trustee to be genuine and to have been signed or presented by the proper party or parties, or (E) to inspect the Financed Vehicles at any time or ascertain or inquire as to the performance or observance of any of the Issuer's, the Seller's or the Servicer's representations, warranties or covenants or the Servicer's duties and obligations as Servicer and as custodian of the original Certificates of Title of the Financed Vehicles under the Sale and Servicing Agreement.

          (h) In no event shall Deutsche Bank Trust Company Americas, in any of its capacities hereunder, be deemed to have assumed any duties of the Owner Trustee under the Delaware Statutory Trust Act, common law, or the Trust Agreement.

          (i) The Indenture Trustee shall, upon reasonable prior written notice to the Indenture Trustee by the Class A Insurer or the Backup Insurer, permit any representative of the Class A Insurer or the Backup Insurer, during the Indenture Trustee's normal business hours, at its offices, to examine all books of account, records, reports and other papers of the Indenture Trustee relating to the Class A Notes or the Collateral, to make copies and extracts therefrom and to discuss the Indenture Trustee's affairs and actions, as such affairs and actions relate to the Indenture Trustee's duties with respect to the Class A Notes or the Collateral, with the Indenture Trustee's officers and employees responsible for carrying out the Indenture Trustee's duties with respect to the Collateral or the Class A Notes. Any expenses incurred in connection with such examination shall be payable by the Issuer to the Class A Insurer, the Backup Insurer or the Indenture Trustee, as applicable, in accordance with Section 5.08(a) of the Sale and Servicing Agreement.

          (j) The Indenture Trustee shall, and agrees that it will hold any proceeds of any claim under the Class A Note Insurance Policy or Backup Insurance Policy in trust, solely for the use and benefit of the Class A Noteholders.

          SECTION 6.2. Rights of Indenture Trustee.

          Except as otherwise provided in Section 6.1:

          (a) Before the Indenture Trustee acts or refrains from acting, it may require an Officer's Certificate and/or an Opinion of Counsel. The Indenture Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on an Officer's Certificate or Opinion of Counsel.

          (b) The Indenture Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents or attorneys or a custodian or nominee and shall not be responsible for the misconduct or negligence of any agent, attorney, custodian or nominee appointed with due care.

          (c) The Indenture Trustee shall not be liable for any action it takes or omits to take in good faith which it believes to be authorized or within its rights or powers; provided, however, that the Indenture Trustee's conduct does not constitute willful misconduct, negligence or bad faith.

          (d) The Indenture Trustee shall not be deemed to have knowledge of an Indenture Event of Default unless a Responsible Officer of the Indenture Trustee has actual knowledge or has received written notice of such Indenture Event of Default.

          (e) The Indenture Trustee may consult with counsel, and the written advice or opinion of counsel with respect to legal matters relating to this Indenture and the Class A Notes shall be full and complete authorization and protection from liability in respect to any action taken, omitted or suffered by it hereunder in good faith and in accordance with the written advice or opinion of such counsel.

          (f) The Indenture Trustee shall be under no obligation to exercise any of the rights and powers vested in it by this Indenture or the other Basic Documents, or to institute, conduct or defend any litigation under this Indenture or in relation to this Indenture, at the request, order or direction of any of the Holders of Class A Notes, pursuant to the provisions of this Indenture, unless it shall have been offered security or indemnity reasonably satisfactory to it against the costs, expenses and liabilities that may be incurred therein or thereby; provided, however, that the Indenture Trustee shall, upon the occurrence of an Indenture Event of Default

(that has not been cured), exercise the rights and powers vested in it by this Indenture with the same degree of care and skill in its exercise as a prudent person would exercise or use under the circumstances in the conduct of such person's own affairs.

          (g) Except during the continuance of an Indenture Event of Default, the Indenture Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, approval, bond or other paper or document, unless requested in writing to do so by the Majority Noteholders or the Controlling Party; provided, however, that if the payment within a reasonable time to the Indenture Trustee of the costs, expenses or liabilities likely to be incurred by it in the making of such investigation is, in the opinion of the Indenture Trustee, not reasonably assured to the Indenture Trustee by the security afforded to it by the terms of this Indenture, the Indenture Trustee may require indemnity reasonably satisfactory to the Indenture Trustee against such cost, expense or liability as a condition to so proceeding; the reasonable expense of every such examination shall be paid by the requesting Holders or the instructing party, as the case may be, or, if paid by the Indenture Trustee, shall be reimbursed by the requesting Holders or the instructing party, as the case may be, upon demand.

          (h) In no event shall the Indenture Trustee be liable for any indirect, consequential, punitive or special damages, regardless of the form of action and whether or not any such damages were foreseeable or contemplated.

          (i) Delivery of any reports, information and documents to the Indenture Trustee provided for herein is for informational purposes only (unless otherwise expressly stated herein) and the Indenture Trustee's receipt of such shall not constitute constructive knowledge of any information contained therein or determinable from information contained therein, including the Issuer's compliance with any of its representations, warranties or covenants hereunder (as to which the Indenture Trustee is entitled to rely exclusively on Officers' Certificates).

          (j) The Indenture Trustee may conclusively rely and shall be fully protected in acting or refraining from acting upon any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, approval or other paper or document believed by it to be genuine and to have been signed or presented by the proper party or parties.

          (k) In the event the Indenture Trustee is also acting in the capacity of Paying Agent, transfer agent or Note Registrar, it shall be afforded all of the rights, protections, immunities and indemnities afforded to the Indenture Trustee hereunder in each of its capacities hereunder.

          (l) In no event shall the Indenture Trustee be liable for any act or omission on the part of the Issuer, the Seller or the Servicer or any other Person. The Indenture Trustee shall not be responsible for monitoring or supervising the Issuer, the Seller or the Servicer.

          SECTION 6.3. Individual Rights of Indenture Trustee.

The Indenture Trustee in its individual or any other capacity may become the owner or pledgee of Class A Notes and may otherwise deal with the Issuer or its Affiliates with the same rights it would have if it were not Indenture Trustee. Any Paying Agent, Note Registrar, co-registrar or co-paying agent may do the same with like rights. However, the Indenture Trustee must comply with Section 6.15.

          SECTION 6.4. Indenture Trustee's Disclaimer.

The Indenture Trustee shall not be responsible for and makes no representation as to the validity, sufficiency or adequacy of this Indenture, the Trust Property or the Class A Notes, shall not be accountable for the Issuer's use of the proceeds from the Class A Notes, and shall not be responsible for any statement of the Issuer in the Indenture or in any document issued in connection with the sale of the Class A Notes or in the Class A Notes other than, the Indenture Trustee's certificate of authentication.

          SECTION 6.5. Notice of Indenture Events of Default.

If an Indenture Event of Default occurs and is continuing and if written notice of the existence thereof has been delivered to a Responsible Officer of the Indenture Trustee or a Responsible Officer of the Indenture Trustee has actual knowledge thereof, the Indenture Trustee shall mail to the Class A Insurer, the Backup Insurer, the Rating Agencies and each Class A Noteholder notice of the Indenture Event of Default within five (5) Business Days after such knowledge or notice occurs.

          SECTION 6.6. Reports by Indenture Trustee to Holders.

The Indenture Trustee shall on behalf of the Issuer deliver to each Class A Noteholder such information as may be reasonably required to enable such Holder to prepare its federal and state income tax returns. Such obligation shall be satisfied if the Indenture Trustee provides such Class A Noteholder a Form 1099.

          SECTION 6.7. Compensation.

          (a) The Issuer shall pay to the Indenture Trustee from time to time compensation for its services as agreed in writing and in accordance with
Section 5.08(a) of the Sale and Servicing Agreement. The Indenture Trustee's compensation shall not be limited by any law on compensation of a trustee of an express trust. The Issuer shall reimburse the Indenture Trustee for all reasonable out-of-pocket expenses incurred or made by it, including costs of collection, in addition to the compensation for its services, except any such expense as may be attributable to its willful misconduct, negligence or bad faith. Such expenses shall include securities transaction charges relating to the investment of funds (net of investment earnings) on behalf of the Indenture Trustee or the Trust Collateral Agent on deposit in the Trust Accounts (except for the Certificate Distribution Account) and the reasonable compensation and reasonable expenses, disbursements and advances of the Indenture Trustee's counsel and of all persons not regularly in its employ; provided, however, that the securities transaction charges referred to above shall, in the case of certain Eligible Investments selected by the Servicer, be waived for a particular investment in the event that any amounts are received by the Trust Collateral Agent from a financial institution in connection with the purchase of such Eligible Investments. The Issuer agrees to indemnify the Indenture Trustee and Trust Collateral Agent as set forth in Section 6.05 of the Sale and Servicing Agreement. The Indenture Trustee agrees that its recourse to the Issuer, the Seller and the Trust Property shall be limited to the right to receive distributions in accordance with Section 5.08(a) of the Sale and Servicing Agreement and Article V hereof and shall not be recourse to the assets of any Class A Noteholder.

          (b) The Issuer's payment obligations to the Indenture Trustee pursuant to this Section shall survive the discharge of this Indenture and the earlier resignation or removal of the Indenture Trustee. When the Indenture Trustee incurs expenses after the occurrence of an Indenture Event of Default specified in Section 5.1(iv) or (v) with respect to the Issuer, the expenses are intended to constitute expenses of administration under Title 11 of the United States Code or any other applicable federal or state bankruptcy, insolvency or similar law. Notwithstanding anything else set forth in this Indenture or the Basic Documents, the Indenture Trustee agrees that the obligations of the Issuer to the Indenture Trustee hereunder and under the Basic Documents shall not be recourse to the assets of any Class A Noteholder.

          SECTION 6.8. Replacement of Indenture Trustee.

          (a) The Indenture Trustee may resign at any time by so notifying the Issuer, the Class A Insurer and the Backup Insurer in writing at least sixty days prior and upon the appointment and assumption of its obligations by a successor Indenture Trustee which shall be acceptable to the Controlling Party if such succession occurs prior to the Class A Termination Date.

          (b) The Issuer, prior to the Class A Termination Date with the prior written consent of the Controlling Party, may remove the Indenture Trustee by written notice if:

               (i) the Indenture Trustee fails to comply with Section 6.17 hereof;

               (ii) a court having jurisdiction in the premises in respect of the Indenture Trustee in an involuntary case or proceeding under federal or state banking or bankruptcy laws, as now or hereafter constituted, or any other applicable federal or state bankruptcy, insolvency or other similar law, shall have entered a decree or order granting relief or appointing a receiver, liquidator, assignee, custodian, trustee, conservator, sequestrator (or similar official) for the Indenture Trustee or for any substantial part of the Indenture Trustee's property, or ordering the winding-up or liquidation of the Indenture Trustee's affairs;

               (iii) an involuntary case under the federal bankruptcy laws, as now or hereafter in effect, or another present or future federal or state bankruptcy, insolvency or similar law is commenced with respect to the Indenture Trustee and such case is not dismissed within 60 days;

               (iv) the Indenture Trustee commences a voluntary case under any federal or state banking or bankruptcy laws, as now or hereafter constituted, or any other applicable federal or state bankruptcy, insolvency or other similar law, or consents to the appointment of or taking possession by a receiver, liquidator, assignee, custodian, trustee, conservator, sequestrator (or other similar official) for the Indenture Trustee or for any substantial part of the Indenture Trustee's property, or makes any assignment for the benefit of creditors or fails generally to pay its debts as such debts become due or takes any corporate action in furtherance of any of the foregoing;

               (v) failure to comply with any material covenant hereunder; or

               (vi) the Indenture Trustee otherwise becomes legally incapable of acting.

          (c) The Controlling Party may remove the Indenture Trustee for any reason by 30 days' prior written notice.

          (d) If the Indenture Trustee resigns or is removed or if a vacancy exists in the office of Indenture Trustee for any reason (the Indenture Trustee in such event being referred to herein as the retiring Indenture Trustee), prior to the Class A Termination Date the Controlling Party may appoint a successor Indenture Trustee and if it fails to, the Issuer shall promptly appoint a successor Indenture Trustee acceptable to the Controlling Party. After the Class A Termination Date, the Issuer may appoint a successor Indenture Trustee without the consent of the Controlling Party.

          A successor Indenture Trustee shall deliver a written acceptance of its appointment to the retiring Indenture Trustee and to the Issuer. Thereupon the resignation or removal of the retiring Indenture Trustee shall become effective, and the successor Indenture Trustee shall have all the rights, powers and duties of the retiring Indenture Trustee under this Indenture subject to satisfaction of the Rating Agency Condition. The successor Indenture Trustee shall mail a notice of its succession to Class A Noteholders, the Class A Insurer, the Backup Insurer and the Rating Agencies. The retiring Indenture Trustee shall promptly transfer all property held by it as Indenture Trustee to the successor Indenture Trustee.

          If a successor Indenture Trustee that is, prior to the Class A Termination Date, acceptable to the Controlling Party does not take office within 60 days after the retiring Indenture Trustee resigns or is removed, the retiring Indenture Trustee or the Controlling Party may petition any court of competent jurisdiction for the appointment of a successor Indenture Trustee that meets the eligibility requirements set forth in Section 6.12 hereof.

          If the Indenture Trustee fails to comply with Section 6.15, any Noteholder, prior to the Class A Termination Date with the prior written consent of the Controlling Party, may petition any court of competent jurisdiction for the removal of the Indenture Trustee and the appointment of a successor Indenture Trustee acceptable to the Controlling Party.

          Any resignation or removal of the Indenture Trustee and appointment of a successor Indenture Trustee pursuant to any of the provisions of this Section shall not become effective until acceptance of appointment by the successor Indenture Trustee acceptable to the Controlling Party pursuant to this Section
6.8 and payment of all fees and expenses owed to the outgoing Indenture Trustee by the Servicer and the Issuer.

Notwithstanding the replacement of the Indenture Trustee pursuant to this Section, the Issuer's and the Servicer's obligations under Section 6.7 shall continue for the benefit of the retiring Indenture Trustee.

          SECTION 6.9. Successor Indenture Trustee by Merger.

If the Indenture Trustee consolidates with, merges or converts into, or transfers all or substantially all its corporate trust business or assets to, another corporation or banking association, the resulting, surviving or transferee corporation, provided it meets the eligibility requirements of
Section 6.12, without any further act shall be the successor Indenture Trustee. The Indenture Trustee shall provide the Rating Agencies, the Class A Insurer and the Backup Insurer written notice of any such transaction.

          In case at the time such successor or successors by merger, conversion or consolidation to the Indenture Trustee shall succeed to the trusts created by this Indenture any of the Notes shall have been authenticated but not delivered, any such successor to the Indenture Trustee may adopt the certificate of authentication of any predecessor trustee, and deliver such Notes so authenticated; and in case at that time any of the Notes shall not have been authenticated, any successor to the Indenture Trustee may authenticate such Notes either in the name of any predecessor hereunder or in the name of the successor to the Indenture Trustee; and in all such cases such certificates shall have the full force which it is anywhere in the Notes or in this Indenture provided that the certificate of the Indenture Trustee shall have.

          SECTION 6.10. Appointment of Trust Collateral Agent.

The Issuer and the Indenture Trustee do hereby appoint Deutsche Bank Trust Company Americas to act as the initial trust collateral agent on behalf of the Indenture Trustee and Deutsche Bank Trust Company Americas hereby accepts such appointment.

          SECTION 6.11. Appointment of Co-Indenture Trustee or Separate Indenture Trustee.

          (a) Notwithstanding any other provisions of this Indenture, at any time, for the purpose of meeting any legal requirement of any jurisdiction in which any part of the Trust may at the time be located, the Issuer and the Indenture Trustee acting jointly and at the expense of the Issuer, prior to the Class A Termination Date with the consent of the Controlling Party, shall have the power and may execute and deliver all instruments to appoint one or more Persons to act as a co-trustee or co-trustees, or separate trustee or separate trustees, of all or any part of the Trust, and to vest in such Person or Persons, in such capacity and for the benefit of the Class A Noteholders, the Class A Insurer and the Backup Insurer, such title to the Trust, or any part thereof, and, subject to the other provisions of this Section, such powers, duties, obligations, rights and trusts as the Issuer and the Indenture Trustee may consider necessary or desirable. No co-trustee or separate trustee hereunder shall be required to meet the terms of eligibility as a successor trustee under
Section 6.12 and no notice to Noteholders of the appointment of any co-trustee or separate trustee shall be required under Section 6.8 hereof.

          (b) Every separate trustee and co-trustee shall, to the extent permitted by law, be appointed and act subject to the following provisions and conditions:

               (i) all rights, powers, duties and obligations conferred or imposed upon the Indenture Trustee shall be conferred or imposed upon and exercised or performed by the Indenture Trustee and such separate trustee or co-trustee jointly (it being understood that such separate trustee or co-trustee is not authorized to act separately without the Indenture Trustee joining in such act), except to the extent that under any law of any jurisdiction in which any particular act or acts are to be performed the Indenture Trustee shall be incompetent or unqualified to perform such act or acts, in which event such rights, powers, duties and obligations (including the holding of title to the Trust or any portion thereof in any such jurisdiction) shall be exercised and performed singly by such separate trustee or co-trustee, but solely at the direction of the Indenture Trustee;

               (ii) no trustee hereunder shall be personally liable by reason of any act or omission of any other trustee hereunder, including acts or omissions of predecessor or successor trustees; and

               (iii) the Indenture Trustee may at any time accept the resignation of or remove any separate trustee or co-trustee.

          (c) Any notice, request or other writing given to the Indenture Trustee shall be deemed to have been given to each of the then separate trustees and co-trustees, as effectively as if given to each of them. Every instrument appointing any separate trustee or co-trustee shall refer to this Agreement and the conditions of this Article VI. Each separate trustee and co-trustee, upon its acceptance of the trusts conferred, shall be vested with the estates or property specified in its instrument of appointment, either jointly with the Indenture Trustee or separately, as may be provided therein, subject to all the provisions of this Indenture, specifically including every provision of this Indenture relating to the conduct of, affecting the liability of, or affording protection to, the Indenture Trustee. Every such instrument shall be filed with the Indenture Trustee.

          (d) Any separate trustee or co-trustee may at any time constitute the Indenture Trustee, its agent or attorney-in-fact with full power and authority, to the extent not prohibited by law, to do any lawful act under or in respect of this Agreement on its behalf and in its name. If any separate trustee or co-trustee shall die, dissolve, become insolvent, become incapable of acting, resign or be removed, all of its estates, properties, rights, remedies and trusts shall vest in and be exercised by the Indenture Trustee, to the extent permitted by law, without the appointment of a new or successor trustee.

          SECTION 6.12. Eligibility.

The Indenture Trustee under this Indenture shall at all times be a corporation or banking association acceptable to the Controlling Party having an office in the same state as the location of the Corporate Trust Office as specified in this Indenture; organized and doing business under the laws of such state or the United States of America; authorized under such laws to exercise corporate trust powers; having a combined capital and surplus of at least $100,000,000; having long-term unsecured debt obligations which have at least the Required Long-Term Debt Rating and subject to supervision or examination by federal or state authorities. If such corporation shall publish reports of condition at least annually, pursuant to law or to the requirements of the aforesaid supervising or examining authority, then for the purpose of this Section, the combined capital and surplus of such corporation shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. In case at any time the Indenture Trustee shall cease to be eligible in accordance with the provisions of this Section, the Indenture Trustee shall resign immediately.

          SECTION 6.13. Trust Collateral Agent to Follow Indenture Trustee's Directions.

The Indenture Trustee hereby authorizes the Trust Collateral Agent to take such action on its behalf, and to exercise such rights, remedies, powers and privileges hereunder, as the Indenture Trustee may direct and as are specifically authorized to be exercised by the Trust Collateral Agent by the terms hereof, together with such actions, rights, remedies, powers and privileges as are reasonably incidental thereto.

          SECTION 6.14. Representations and Warranties of the Indenture Trustee.

The Indenture Trustee represents and warrants to the Issuer as follows:

               (i) The Indenture Trustee is a New York banking corporation, duly organized and validly existing under the laws of the United States and is authorized and licensed to conduct and engage in a banking and trust business under such laws.

               (ii) The Indenture Trustee has full corporate power, authority, and legal right to execute, deliver, and perform this Indenture, and has taken all necessary action to authorize the execution, delivery, and performance by it of this Indenture and the other Basic Documents to which it is a party.

               (iii) Each of this Indenture, and the other Basic Documents to which it is a party, has been duly executed and delivered by the Indenture Trustee.

               (iv) Each of this Indenture, and the other Basic Documents to which it is a party, is a legal, valid and binding obligation of the Indenture Trustee enforceable in accordance with its terms, subject to the effects of bankruptcy, insolvency, reorganization, or other similar laws affecting the enforcement of creditors' rights generally and to general principles of equity.

               (v) The execution, delivery and performance of this Indenture, and each other Basic Document to which it is a party, by the Indenture Trustee will not constitute a violation, to the best of the Indenture Trustee's knowledge, with respect to any order or decree of any court or any order, regulation or demand of any federal, State, municipal or governmental agency binding on the Indenture Trustee, which violation might have consequences that would materially and adversely affect the performance of its duties under this Indenture.

               (vi) The execution, delivery and performance of this Indenture, and each other Basic Document to which it is a party, by the Indenture Trustee do not require any approval or consent of any Person, do not conflict with the articles of incorporation or bylaws of the Indenture Trustee.

          SECTION 6.15. Waiver of Setoffs.

Each of the Indenture Trustee and the Trust Collateral Agent hereby expressly waives any and all rights of setoff that the Indenture Trustee or the Trust Collateral Agent may otherwise at any time have under applicable law with respect to any Trust Account and agrees that amounts in the Trust Accounts shall at all times be held and applied solely in accordance with the provisions hereof and the Sale and Servicing Agreement or under Article V hereunder.

          SECTION 6.16. Controlling Party.

Subject to the terms of Section 11.21 hereof and the definition of "Controlling Party," and unless otherwise specifically set forth herein, the Indenture Trustee and the Trust Collateral Agent shall comply with notices and instructions given by the Issuer prior to the Class A Termination Date only if accompanied by the prior written consent of the Controlling Party, except that if any Indenture Event of Default shall have occurred and be continuing, the Indenture Trustee and the Trust Collateral Agent shall act upon and comply with notices and instructions given by the Controlling Party alone in the place and stead of the Issuer. On or after the Class A Termination Date, any consent, control and voting rights of the Controlling Party hereunder shall terminate.

          SECTION 6.17. Disqualification of the Indenture Trustee.

If the Indenture Trustee has or shall acquire a conflicting interest within the meaning of the Trust Indenture Act of 1939, as amended, the Indenture Trustee shall either eliminate such interest or resign to the extent in the manner provided by and subject to the provisions of this Indenture.

          SECTION 6.18. Authorization and Direction.

The Issuer hereby authorizes and directs the Indenture Trustee to execute the Basic Documents to which it is a party.

          SECTION 6.19. Action under the Intercreditor Agreement.

Before taking or omitting to take any action under the Intercreditor Agreement, the Indenture Trustee may request and shall be entitled to receive direction from the Controlling Party with respect to any action required to be taken by it thereunder. The Indenture Trustee shall not be required to take any action or omit to take any action in the absence of such consent.

                                   ARTICLE VII

                         Noteholders' Lists and Reports

          SECTION 7.1. Issuer To Furnish To Indenture Trustee Names and Addresses of Noteholders.

The Issuer will furnish or cause to be furnished to the Indenture Trustee (a) not more than five days after each Record Date, a list, in such form as the Indenture Trustee may reasonably require, of the names and addresses of the Holders as of such Record Date, (b) at such other times as the Indenture Trustee may request in writing, within 30 days after receipt by the Issuer of any such request, a list of similar form and content as of a date not more than 10 days prior to the time such list is furnished; provided, however, that so long as the Indenture Trustee is the Note Registrar, no such list shall be required to be furnished.

          SECTION 7.2. Preservation of Information; Communications to
Noteholders.

The Indenture Trustee shall preserve, in as current a form as is reasonably practicable, the names and addresses of the Holders contained in the most recent list furnished to the Indenture Trustee as provided in Section 7.1 and the names and addresses of Holders received by the Indenture Trustee in its capacity as Note Registrar. The Indenture Trustee may destroy any list furnished to it as provided in such Section 7.1 upon receipt of a new list so furnished.

                                  ARTICLE VIII

                      Accounts, Disbursements and Releases

          SECTION 8.1. Collection of Money.

Except as otherwise expressly provided herein, the Indenture Trustee may demand payment or delivery of, and shall receive and collect, directly and without intervention or assistance of any fiscal agent or other intermediary, all money and other property payable to or receivable by the Trust Collateral Agent pursuant to the Sale and Servicing Agreement. The Indenture Trustee shall apply all such money received by it, or cause the Trust Collateral Agent to apply all money received by it as provided in this Indenture and the Sale and Servicing Agreement. Except as otherwise expressly provided in this Indenture or in the Sale and Servicing Agreement, if any default occurs in the making of any payment or performance under any agreement or instrument that is part of the Trust Property, the Indenture Trustee may at the expense of the Issuer take such action as may be appropriate to enforce such payment or performance, including the institution and prosecution of appropriate proceedings. Any such action shall be without prejudice to any right to claim an Indenture Default or Indenture Event of Default under this Indenture and any right to proceed thereafter as provided in Article V.

          SECTION 8.2. Release of Trust Property.

Subject to the payment of its fees and expenses pursuant to Section 6.7, the Indenture Trustee may after the Class A Termination Date, and when required by the provisions of this Indenture shall, and shall cause the Trust Collateral Agent to execute instruments to release property from the lien of this Indenture, in a manner and under circumstances that are not inconsistent with the provisions of this Indenture. No party relying upon an instrument executed by the Indenture Trustee as provided in this Article VIII shall be bound to ascertain the Indenture Trustee's authority, inquire into the satisfaction of any conditions precedent or see to the application of any moneys.

          SECTION 8.3. Opinion of Counsel.

The Indenture Trustee, the Class A Insurer and the Backup Insurer shall receive at least seven days' written notice when requested by the Issuer to take any action pursuant to Section 8.2, accompanied by copies of any instruments involved, and the Indenture Trustee and the Controlling Party shall also require as a condition to such action, an Opinion of Counsel in form and substance satisfactory to the Indenture Trustee, and prior to the Class A Termination Date, to the Controlling Party, stating the legal effect of any such action, outlining the steps required to complete the same, and concluding that all conditions precedent to the taking of such action have been complied with and such action will not materially and adversely impair the security for the Class A Notes or the rights of each of the Class A Noteholders, the Class A Insurer and the Backup Insurer in contravention of the provisions of this Indenture; provided, however, that such Opinion of Counsel shall not be required to express an opinion as to the fair value of the Trust Property. Counsel rendering any such opinion may rely, without independent investigation, on the accuracy and validity of any certificate or other instrument delivered to the Indenture Trustee in connection with any such action.

                                   ARTICLE IX

                             Supplemental Indentures

          SECTION 9.1. Supplemental Indentures Without Consent of Noteholders.

          (a) Without the consent of the Holders of any Class A Notes but, prior to the Class A Termination Date, with the prior written consent of the Controlling Party, and with prior notice to the Rating Agencies by the Issuer, as evidenced to the Indenture Trustee, the Issuer and the Indenture Trustee, when authorized by an Issuer Order, at any time and from time to time, may enter into one or more indentures supplemental hereto, in form satisfactory to the Indenture Trustee, and prior to the Class A Termination Date, the Controlling Party, for any of the purposes set forth in clauses (i)-(vi) below; provided, however, if any party to this Indenture is unable to sign any amendment due to its dissolution, winding up or comparable circumstances, then the consent of the Noteholders and Certificate holders representing at least a majority of the total current outstanding Class A Note Balance and at least a majority of the current total Certificate Interest, respectively and the consent of the Controlling Party shall be sufficient to amend this Agreement without such party's signature:

               (i) to correct or amplify the description of any property at any time subject to the lien of this Indenture, or better to assure, convey and confirm unto the Indenture Trustee any property subject or required to be subjected to the lien of this Indenture, or to subject to the lien of this Indenture additional property;

               (ii) to evidence the succession, in compliance with the applicable provisions hereof, of another person to the Issuer, and the assumption by any such successor of the covenants of the Issuer herein and in the Class A Notes contained;

               (iii) to add to the covenants of the Issuer, for the benefit of the Holders of the Class A Notes, the Class A Insurer and the Backup Insurer, or to surrender any right or power herein conferred upon the Issuer;

               (iv) to convey, transfer, assign, mortgage or pledge any property to or with the Trust Collateral Agent;

               (v) to cure any ambiguity, to correct or supplement any provision herein or in any supplemental indenture which may be inconsistent with any other provision herein or in any supplemental indenture or to add any other provisions with respect to matters or questions arising under this Indenture or in any supplemental indenture; provided that such action shall not adversely affect the interests of the Holders of the Class A Notes; or

               (vi) to evidence and provide for the acceptance of the appointment hereunder by a successor Indenture Trustee with respect to the Notes and to add to or change any of the provisions of this Indenture as shall be necessary to facilitate the administration of the trusts hereunder by more than one Indenture Trustee, pursuant to the requirements of Article VI.

          The Indenture Trustee is hereby authorized to join in the execution of any such supplemental indenture and to make any further appropriate agreements and stipulations that may be therein contained provided that such action shall not adversely affect the interests of the Holders of the Notes.

          (b) The Issuer and the Indenture Trustee, when authorized by an Issuer Order, may, also without the consent of any of the Holders of the Class A Notes but, prior to the Class A Termination Date with the prior written consent of the Controlling Party, and with prior notice to the Rating Agency by the Issuer, as evidenced to the Indenture Trustee, enter into an indenture or indentures supplemental hereto for the purpose of adding any provisions to, or changing in any manner or eliminating any of the provisions of, this Indenture or of modifying in any manner the rights of the Holders of the Class A Notes under this Indenture; provided, however, that such action shall not, as evidenced by an Opinion of Counsel which may be based on a certificate of the Seller, adversely affect in any material respect the interests of any Noteholder.

          (c) Notwithstanding anything in this Indenture to the contrary, the Backup Insurer must consent to all amendments to this Indenture which have an adverse effect on the Backup Insurer.

          SECTION 9.2. Supplemental Indentures with Consent of Noteholders.

The Issuer and the Indenture Trustee, when authorized by an Issuer Order, also may, with prior notice to the Rating Agencies and with the consent of the Controlling Party, or if both a Class A Insurer Default and a Backup Insurer Default have occurred and are continuing, with the consent of the Majority Noteholders, enter into an indenture or indentures supplemental hereto for the purpose of modifying in any manner the rights of the Holders of the Class A Notes under this Indenture; provided, however, if any party to this Indenture is unable to sign any amendment due to its dissolution, winding up or comparable circumstances, then the consent of the Class A Noteholders representing at least a majority of the total current outstanding Class A Note Balance or the consent of the Controlling Party shall be sufficient to amend this Agreement without such party's signature; provided further, however, that, no such supplemental indenture shall, without the consent of the Holder of each Outstanding Note affected thereby:

               (i) change the time of payment of any installment of principal of or interest on any Class A Note, or reduce the principal amount thereof, the interest rate thereon or the Redemption Price with respect thereto, change the provision of this Indenture relating to the application of collections on, or the proceeds of the sale of, the Trust Property to payment of principal of or interest on the Class A Notes;

               (ii) impair the right to institute suit for the enforcement of the provisions of this Indenture requiring the application of funds available therefor, as provided in Article V, to the payment of any such amount due on the Class A Notes on or after the respective due dates thereof (or, in the case of redemption, on or after the Redemption Date);

               (iii) reduce the percentage of the Outstanding Amount of the Class A Notes, the consent of the Holders of which is required for any such supplemental indenture, or the consent of the Holders of which is required for any waiver of compliance with certain provisions of this Indenture or certain defaults hereunder and their consequences provided for in this Indenture;

               (iv) modify or alter the provisions of the proviso to the definition of the term "Outstanding Amount";

               (v) reduce the percentage of the Outstanding Amount of the Class A Notes required to direct the Indenture Trustee to direct the Issuer to sell or liquidate the Trust Property pursuant to Section 5.4;

               (vi) modify any provision of this Section except to increase any percentage specified herein or to provide that certain additional provisions of this Indenture or the Basic Documents cannot be modified or waived without the consent of the Holder of each Outstanding Note affected thereby;

               (vii) modify any of the provisions of this Indenture in such manner as to affect the calculation of the amount of any payment of interest or principal due on any Note on any Distribution Date (including the calculation of any of the individual components of such calculation) or to affect the rights of the Holders of Class A Notes to the benefit of any provisions for the mandatory redemption of the Class A Notes contained herein; or

               (viii) permit the creation of any Lien ranking prior to or on a parity with the Lien of this Indenture with respect to any part of the Trust Property or, except as otherwise permitted or contemplated herein or in any of the Basic Documents, terminate the Lien of this Indenture on any property at any time subject hereto or deprive the Holder of any Note of the security provided by the Lien of this Indenture.

          The Issuer may determine whether or not any Class A Notes would be affected by any supplemental indenture and any such determination shall be conclusive upon the Holders of all Class A Notes, whether theretofore or thereafter authenticated and delivered hereunder. The Indenture Trustee shall not be liable for any such determination made in good faith.

          Notwithstanding anything in this Indenture to the contrary, the Backup Insurer must consent to all amendments to this Indenture which have an adverse effect on the Backup Insurer.

          Promptly after the execution by the Issuer and the Indenture Trustee of any supplemental indenture pursuant to this Section, the Indenture Trustee shall mail to the Class A Insurer, the Backup Insurer and the Holders of the Class A Notes to which such amendment or supplemental indenture relates a notice setting forth in general terms the substance of such supplemental indenture. Any failure of the Indenture Trustee to mail such notice, or any defect therein, shall not, however, in any way impair or affect the validity of any such supplemental indenture.

          SECTION 9.3. Execution of Supplemental Indentures.

In executing, or permitting the additional trusts created by, any supplemental indenture permitted by this Article IX or the modifications thereby of the trusts created by this Indenture, the Class A Insurer, the Backup Insurer and the Indenture Trustee shall be entitled to receive, and subject to Sections 6.1 and 6.2, shall be fully protected in relying upon, an Opinion of Counsel stating that the execution of such supplemental indenture is authorized or permitted by this Indenture. The Indenture Trustee may, but shall not be obligated to, enter into any such supplemental indenture that affects the Indenture Trustee's own rights, duties, liabilities or immunities under this Indenture or otherwise.

          SECTION 9.4. Effect of Supplemental Indenture.

Upon the execution of any supplemental indenture pursuant to the provisions hereof, this Indenture shall be and be deemed to be modified and amended in accordance therewith with respect to the Class A Notes affected thereby, and the respective rights, limitations of rights, obligations, duties, liabilities and immunities under this Indenture of the Indenture Trustee, the Issuer and the Holders of the Class A Notes shall thereafter be determined, exercised and enforced hereunder subject in all respects to such modifications and amendments, and all the terms and conditions of any such supplemental indenture shall be and be deemed to be part of the terms and conditions of this Indenture for any and all purposes.

          SECTION 9.5. Reference in Class A Notes to Supplemental Indentures.

Class A Notes authenticated and delivered after the execution of any supplemental indenture pursuant to this Article IX may, and if required by the Indenture Trustee shall, bear a notation in form approved by the Indenture Trustee as to any matter provided for in such supplemental indenture. If the Issuer or the Indenture Trustee shall so determine, new Class A Notes so modified as to conform, in the opinion of the Indenture Trustee and the Issuer, to any such supplemental indenture may be prepared and executed by the Issuer and authenticated and delivered by the Indenture Trustee in exchange for Outstanding Notes.

                                    ARTICLE X

                               Redemption of Notes

          SECTION 10.1. Redemption.

          (a) The Class A Notes are subject to redemption in whole, but not in part, at the direction of the Servicer pursuant to Section 10.01(a) of the Sale and Servicing Agreement, on any Distribution Date on which the Servicer exercises its option to reacquire the Trust Property pursuant to Section 10.01(a) of the Sale and Servicing Agreement for a redemption price equal to the Redemption Price; provided, however, that the Indenture Trustee on behalf of the Issuer has received funds sufficient to pay the Redemption Price. The Issuer shall furnish the Class A Insurer, the Backup Insurer and the Rating Agencies notice of such redemption. If the Class A Notes are to be redeemed pursuant to this Section, the Issuer shall furnish notice of such election to the Class A Insurer, the Backup Insurer, the Trust Collateral Agent and the Indenture Trustee not later than 45 days prior to the Redemption Date and promptly upon giving such notice, the Issuer shall deposit or cause to be deposited with the Indenture Trustee in the Note Distribution Account the Redemption Price of the Class A Notes to be redeemed whereupon all such Class A Notes shall be due and payable on the Redemption Date, together with other amounts due and owing at such time under the Basic Documents, upon the furnishing of a notice complying with Section 10.2 to each Holder of Notes, the Class A Insurer and the Backup Insurer.

          (b) [Reserved]

          (c) If amounts are to be paid to Class A Noteholders pursuant to
Section 10.1(a), the Issuer shall, to the extent practicable, furnish notice of such event to the Indenture Trustee, the Class A Insurer and the Backup Insurer not later than 45 days prior to the Redemption Date whereupon all such amounts shall be payable on the Redemption Date.

          SECTION 10.2. Form of Redemption Notice.

Notice of redemption under Section 10.1(a) shall be given by the Indenture Trustee by facsimile or by first-class mail, postage prepaid, transmitted or mailed prior to the applicable Redemption Date to each Holder of the Class A Notes, as of the close of business on the Record Date preceding the applicable Redemption Date, at such Holder's address appearing in the Note Register.

          All notices of redemption shall state:

               (i) the Redemption Date;

               (ii) the Redemption Price;

               (iii) that the Record Date otherwise applicable to such Redemption Date is not applicable and that payments shall be made only upon presentation and surrender of such Class A Notes and the place where such Class A Notes are to be surrendered for payment of the Redemption Price (which shall be the office or agency of the Issuer to be maintained as provided in Section 2.7); and

               (iv) that interest on the Class A Notes shall cease to accrue on the Redemption Date.

          Notice of redemption of the Class A Notes shall be given by the Indenture Trustee in the name and at the expense of the Issuer. Failure to give notice of redemption, or any defect therein, to any Holder of any Class A Note shall not impair or affect the validity of the redemption of any other Note.

          SECTION 10.3. Class A Notes Payable on Redemption Date.

The Class A Notes to be redeemed shall, following notice of redemption as required by Section 10.2 (in the case of redemption pursuant to Section 10.1(a)), on the Redemption Date become due and payable at the Redemption Price and (unless the Issuer shall default in the payment of the Redemption Price) no interest shall accrue on the Redemption Price for any period after the date to which accrued interest is calculated for purposes of calculating the Redemption Price.

                                   ARTICLE XI

                                  Miscellaneous

          SECTION 11.1. Compliance Certificates and Opinions, etc.

          (a) Upon any application or request by the Issuer or the Controlling Party to the Indenture Trustee or the Trust Collateral Agent to take any action under any provision of this Indenture, the Issuer shall furnish to the Indenture Trustee, or the Trust Collateral Agent, as the case may be, and to the Class A Insurer and the Backup Insurer, if such request is made by the Issuer, and if such request is made by the Controlling Party, to the Insurer not then acting as Controlling Party, an Officer's Certificate stating that all conditions precedent, if any, provided for in this Indenture relating to the proposed action have been complied with.

          Every certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture shall include:

               (i) a statement that each signatory of such certificate or opinion has read or has caused to be read such covenant or condition and the definitions herein relating thereto;

               (ii) a statement that, in the opinion of each such signatory, such signatory has made such examination or investigation as is necessary to enable such signatory to express an informed opinion as to whether or not such covenant or condition has been complied with; and

               (iii) a statement as to whether, in the opinion of each such signatory, such condition or covenant has been complied with.

          (b) Prior to the deposit of any Collateral or other property or securities with the Trust Collateral Agent that is to be made the basis for the release of any property or securities subject to the lien of this Indenture, the Issuer shall, in addition to any obligation imposed in Section 11.1(a) or elsewhere in this Indenture, furnish to the Indenture Trustee, the Class A Insurer, the Backup Insurer and the Trust Collateral Agent an Officer's Certificate certifying or stating the opinion of each person signing such certificate (which may be based upon a certification of the Seller or the Servicer) as to the fair value (within 90 days of such deposit) to the Issuer of the Collateral or other property or securities to be so deposited.

          (c) Whenever the Issuer is required to furnish to the Indenture Trustee, the Class A Insurer, the Backup Insurer and the Trust Collateral Agent an Officer's Certificate certifying or stating the opinion of any signer thereof as to the matters described in clause (b) above, the Issuer shall also deliver to the Indenture Trustee, the Class A Insurer, the Backup Insurer and the Trust Collateral Agent an Independent Certificate as to the same matters, if the fair value to the Issuer of the securities to be so deposited and of all other such securities made the basis of any such withdrawal or release since the commencement of the then-current fiscal year of the Issuer, as set forth in the certificates delivered pursuant to clause (b) above and this clause (c), is 10% or more of the Outstanding Amount of the Class A Notes, but such a certificate need not be furnished with respect to any securities so deposited, if the fair value thereof to the Issuer as set forth in the related Officer's Certificate is less than $25,000.

          (d) Other than with respect to the release of any Purchased Loans, whenever any property or securities are to be released from the Lien of this Indenture, the Issuer shall also furnish to the Trust Collateral Agent, the Class A Insurer and the Backup Insurer an Officer's Certificate certifying or stating the opinion of each person signing such certificate as to the fair value (within 90 days of such release) of the property or securities proposed to be released and stating that in the opinion of such person the proposed release will not impair the security under this Indenture in contravention of the provisions hereof.

          (e) Whenever the Issuer is required to furnish to the Indenture Trustee, the Class A Insurer and the Backup Insurer an Officer's Certificate certifying or stating the opinion of any signer thereof as to the matters described in clause (d) above, the Issuer shall also furnish to the Trust Collateral Agent, the Class A Insurer and the Backup Insurer an Independent Certificate as to the same matters if the fair value of the property or securities and of all other property other than Purchased Loans, or securities released from the Lien of this Indenture since the commencement of the then current calendar year, as set forth in the certificates required by clause (d) above and this clause (e), equals 10% or more of the Outstanding Amount of the Notes, but such certificate need not be furnished in the case of any release of property or securities if the fair value thereof as set forth in the related Officer's Certificate is less than $25,000.

          (f) Notwithstanding Section 2.9 or any other provision of this Section, the Issuer may, without delivering any Officer's Certificates or Independent Certificates (A) collect, liquidate, sell or otherwise dispose of Contracts as and to the extent required by the Basic Documents and (B) instruct the Trust Collateral Agent to make cash payments out of the Trust Accounts as and to the extent permitted or required by the Basic Documents.

          SECTION 11.2. Form of Documents Delivered to Indenture Trustee.

          In any case where several matters are required to be certified by, or covered by an opinion of, any specified Person, it is not necessary that all such matters be certified by, or covered by the opinion of, only one such Person, or that they be so certified or covered by only one document, but one such Person may certify or give an opinion with respect to some matters and one or more other such Persons as to other matters, and any such Person may certify or give an opinion as to such matters in one or several documents.

          Any certificate or opinion of an Authorized Officer of the Issuer may be based, insofar as it relates to legal matters, upon a certificate or opinion of, or representations by, counsel, unless such officer knows, or in the exercise of reasonable care should know, that the certificate or opinion or representations with respect to the matters upon which his or her certificate or opinion is based are erroneous. Any such certificate of an Authorized Officer or Opinion of Counsel may be based, insofar as it relates to factual matters, upon a certificate or opinion of, or representations by, an officer or officers of the Servicer, the Seller or the Issuer, stating that the information with respect to such factual matters is in the possession of the Servicer, the Seller or the Issuer, unless such counsel knows, or in the exercise of reasonable care should know, that the certificate or opinion or representations with respect to such matters are erroneous.

          Where any Person is required to make, give or execute two or more applications, requests, consents, certificates, statements, opinions or other instruments under this Indenture, they may, but need not, be consolidated and form one instrument.

          Whenever in this Indenture, in connection with any application or certificate or report to the Indenture Trustee, it is provided that the Issuer shall deliver any document as a condition of the granting of such application, or as evidence of the Issuer's compliance with any term hereof, it is intended that the truth and accuracy, at the time of the granting of such application or at the effective date of such certificate or report (as the case may be), of the facts and opinions stated in such document shall in such case be conditions precedent to the right of the Issuer to have such application granted or to the sufficiency of such certificate or report. The foregoing shall not, however, be construed to affect the Indenture Trustee's right to conclusively rely upon the truth and accuracy of any statement or opinion contained in any such document as provided in Article VI.

          SECTION 11.3. Acts of Noteholders.

          (a) Any request, demand, authorization, direction, notice, consent, waiver or other action provided by this Indenture to be given or taken by Class A Noteholders may be embodied in and evidenced by one or more instruments of substantially similar tenor signed by such Class A Noteholders in person or by agents duly appointed in writing; and except as herein otherwise expressly provided such action shall become effective when such instrument or instruments are delivered to the Indenture Trustee, and, where it is hereby expressly required, to the Issuer. Such instrument or instruments (and the action embodied therein and evidenced thereby) are herein sometimes referred to as the "Act" of the Class A Noteholders signing such instrument or instruments. Proof of execution of any such instrument or of a writing appointing any such agent shall be sufficient for any purpose of this Indenture and (subject to Section 6.1) conclusive in favor of the Indenture Trustee and the Issuer, if made in the manner provided in this Section.

          (b) The fact and date of the execution by any person of any such instrument or writing may be proved in any customary manner of the Indenture Trustee.

          (c) The ownership of Class A Notes shall be proved by the Note
Register.

          (d) Any request, demand, authorization, direction, notice, consent, waiver or other action by the Holder of any Class A Notes shall bind the Holder of every Class A Note issued upon the registration thereof or in exchange therefor or in lieu thereof, in respect of anything done, omitted or suffered to be done by the Indenture Trustee or the Issuer in reliance thereon, whether or not notation of such action is made upon such Class A Note.

          SECTION 11.4. Notices, etc. to Indenture Trustee, Class A Insurer, Backup Insurer, Issuer and Rating Agencies.

Any request, demand, authorization, direction, notice, consent, waiver or Act of Class A Noteholders or other documents provided or permitted by this Indenture to be made upon, given or furnished to or filed with:

          (a) The Indenture Trustee by any Class A Noteholder, the Class A Insurer, the Backup Insurer or by the Issuer shall be sufficient for every purpose hereunder if personally delivered, delivered by overnight courier, mailed certified mail, return receipt requested or by telecopy to: Deutsche Bank Trust Company Americas, 60 Wall Street, MS NYC 60-2606, 26th Floor, New York, NY 10005, Attention: Lou Bodi, Telephone: (212) 250-4855, Telecopy: (212) 553-2459
and shall be deemed to have been duly given upon receipt to the Indenture Trustee at its principal Corporate Trust Office.

          (b) The Issuer by the Indenture Trustee, the Class A Insurer, the Backup Insurer or by any Class A Noteholder shall be sufficient for every purpose hereunder if personally delivered, delivered by overnight courier, mailed certified mail, return receipt requested or by telecopy to: Credit Acceptance Corporation, Silver Triangle Building, 25505 West Twelve Mile Road, Suite 3000, Southfield, Michigan 48034-8339, Attention: Wendy Rummler,
Telephone: (248) 353-2700 (ext. 4217), Telecopy: (866) 249-3138. The Issuer
shall promptly transmit any notice received by it from the Class A Noteholders to the Indenture Trustee, the Class A Insurer and the Backup Insurer.

          (c) Notices required to be given to the Class A Insurer by the Issuer, the Indenture Trustee or the Owner Trustee shall be in writing, personally delivered, delivered by overnight courier, mailed certified mail, return receipt requested to the following address: Radian Asset Assurance Inc., 335 Madison Avenue, New York, New York 10017, Attention: Chief Risk Officer and Chief Legal Officer; "Urgent Material Enclosed", and all reporting information required to be provided to the Class A Insurer shall also be sent by electronic mail to ABSRM@radian.biz.

          (d) Notices required to be given to the Backup Insurer by the Issuer, the Indenture Trustee or the Owner Trustee shall be in writing, personally delivered, delivered by overnight courier, mailed certified mail, return receipt requested to the following address: XL Capital Assurance Inc., Surveillance, 1221 Avenue of the Americas, New York, New York 10020.

          (e) Notices required to be given to the Rating Agencies by the Issuer, the Indenture Trustee or the Owner Trustee shall be in writing, electronically delivered, personally delivered, delivered by overnight courier, or mailed certified mail, return receipt requested to the following addresses: Moody's Investors Service, Inc., via electronic delivery to ServicerReports@moodys.com (or for any information not available in electronic format, send hard copies to:
ABS Monitoring Department, 99 Church Street, 4th Floor, New York, NY 10007); Standard & Poor's Rating Services, via electronic delivery to Servicer_reports@sandp.com (or for any information not available in electronic format, send hard copies to: 55 Water Street, New York, New York 10041).

or, in each case, to such other address as shall be designated by written notice from the applicable notice party to the other parties.

          SECTION 11.5. Notices to Noteholders; Waiver.

Where this Indenture provides for notice to Class A Noteholders of any event, such notice shall be sufficiently given (unless otherwise herein expressly provided) if in writing and mailed, first-class, postage prepaid to each Class A Noteholder affected by such event, at his address as it appears on the Note Register, not later than the latest date, and not earlier than the earliest date, prescribed for the giving of such notice. In any case where notice to Class A Noteholders is given by mail, neither the failure to mail such notice nor any defect in any notice so mailed to any particular Class A Noteholder shall affect the sufficiency of such notice with respect to other Noteholders, and any notice that is mailed in the manner herein provided shall conclusively be presumed to have been duly given.

          Where this Indenture provides for notice in any manner, such notice may be waived in writing by any Person entitled to receive such notice, either before or after the event, and such waiver shall be the equivalent of such notice. Waivers of notice by Noteholders shall be filed with the Indenture Trustee but such filing shall not be a condition precedent to the validity of any action taken in reliance upon such a waiver.

          In case, by reason of the suspension of regular mail service as a result of a strike, work stoppage or similar activity, it shall be impractical to mail notice of any event to Noteholders when such notice is required to be given pursuant to any provision of this Indenture, then any manner of giving such notice as shall be satisfactory to the Indenture Trustee shall be deemed to be a sufficient giving of such notice.

          Where this Indenture provides for notice to the Rating Agency, failure to give such notice shall not affect any other rights or obligations created hereunder, and shall not under any circumstance constitute an Indenture Default or Indenture Event of Default.

          SECTION 11.6. Alternate Payment and Notice Provisions.

Notwithstanding any provision of this Indenture or any of the Class A Notes to the contrary, the Issuer may enter into any agreement with any Holder of a Class A Note providing for a method of payment, or notice by the Indenture Trustee or any Paying Agent to such Holder, that is different from the methods provided for in this Indenture for such payments or notices, provided that such methods are reasonable and consented to by the Indenture Trustee (which consent shall not be unreasonably withheld). The Issuer will furnish to the Indenture Trustee, the Class A Insurer and the Backup Insurer a copy of each such agreement and the Indenture Trustee will cause payments to be made and notices to be given in accordance with such agreements.

          SECTION 11.7. Effect of Headings and Table of Contents.

The Article and Section headings herein and the Table of Contents are for convenience only and shall not affect the construction hereof.

          SECTION 11.8. Successors and Assigns.

All covenants and agreements in this Indenture and the Class A Notes by the Issuer shall bind its successors and assigns, whether so expressed or not. All agreements of the Indenture Trustee in this Indenture shall bind its successors.

          SECTION 11.9. Separability.

In case any provision in this Indenture or in the Class A Notes shall be invalid, illegal or unenforceable, the validity, legality, and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

          SECTION 11.10. Benefits of Indenture.

Nothing in this Indenture or in the Class A Notes, express or implied, shall give to any Person, other than the parties hereto and their successors hereunder, and the Class A Noteholders, and any other party secured hereunder, and any other person with an Ownership interest in any part of the Trust Property, any benefit or any legal or equitable right, remedy or claim under this Indenture.

          SECTION 11.11. Legal Holidays.

In any case where the date on which any payment is due shall not be a Business Day, then (notwithstanding any other provision of the Class A Notes or this Indenture) payment need not be made on such date, but may be made on the next succeeding Business Day with the same force and effect as if made on the date an which nominally due, and no interest shall accrue for the period from and after any such nominal date.

          SECTION 11.12. GOVERNING LAW.

THIS INDENTURE SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, INCLUDING SECTION 5-1401 OF THE GENERAL OBLIGATIONS LAW BUT OTHERWISE WITHOUT REFERENCE TO ITS CONFLICT OF LAW PROVISIONS, AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE

PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.

          SECTION 11.13. Counterparts.

This Indenture may be executed in any number of counterparts, each of which so executed shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument.

          SECTION 11.14. Recording of Indenture.

If this Indenture is subject to recording in any appropriate public recording offices, such recording is to be effected by the Issuer and at its expense accompanied by an Opinion of Counsel (which may be counsel to the Indenture Trustee or any other counsel reasonably acceptable to the Indenture Trustee) to the effect that such recording is necessary either for the protection of the Class A Noteholders or any other person secured hereunder or for the enforcement of any right or remedy granted to the Indenture Trustee under this Indenture.

          SECTION 11.15. Trust Obligation.

No recourse may be taken, directly or indirectly, with respect to the obligations of the Issuer, the Seller, the Owner Trustee, the Trust Collateral Agent or the Indenture Trustee on the Class A Notes or under this Indenture or any certificate or other writing delivered in connection herewith or therewith, against: (i) the Seller, the Indenture Trustee or the Trust Collateral Agent or the Owner Trustee in its individual capacity, (ii) any owner of a beneficial interest in the Issuer or (iii) any partner, owner, beneficiary, agent, officer, director, employee or agent of the Issuer, the Seller, the Servicer, the Indenture Trustee or the Trust Collateral Agent or the Owner Trustee in its individual capacity, any holder of a beneficial interest in the Issuer or of any successor or assign of the Seller, the Servicer, the Indenture Trustee or the Trust Collateral Agent or the Owner Trustee in its individual capacity, except as any such Person may have expressly agreed (it being understood that the Indenture Trustee or the Trust Collateral Agent and the Owner Trustee have no such obligations in their individual capacity) and except that any such partner, owner or beneficiary shall be fully liable, to the extent provided by applicable law, for any unpaid consideration for stock, unpaid capital contribution or failure to pay any installment or call owing to such entity. For all purposes of this Indenture, in the performance of any duties or obligations of the Issuer hereunder, the Owner Trustee shall be subject to, and entitled to the benefits of, the terms and provisions of Article VI, VII and VIII of the Trust Agreement.

          SECTION 11.16. No Petition.

Each of the Indenture Trustee, by entering into this Indenture, and each Class A Noteholder, by accepting a Class A Note, hereby covenants and agrees that, until one year and one day after such time as the Class A Notes issued under the Indenture are paid in full, it shall not: (i) institute the filing of a bankruptcy petition against the Seller or the Issuer based upon any claim in its favor arising hereunder or under the Basic Documents; (ii) file a petition or consent to a petition seeking relief on behalf of the Seller or the Issuer under the Bankruptcy Law; or (iii) consent to the appointment of a receiver, liquidator, assignee, trustee, sequestrator (or similar official) of the Seller or the Issuer or any portion of the property of the Seller or the Issuer. The parties hereto agree that all obligations of the Issuer and the Seller are non-recourse to the Issuer and the Seller except as specifically set forth in the Basic Documents.

          SECTION 11.17. Inspection.

The Issuer agrees that, on reasonable prior notice, it will permit any representative of the Indenture Trustee, the Class A Insurer or the Backup Insurer, during the Issuer's normal business hours, to examine all the books of account, records, reports, and other papers of the Issuer, to make copies and extracts therefrom, to cause such books to be audited by independent certified public accountants, and to discuss the Issuer's affairs, finances and accounts with the Issuer's officers, employees, and independent certified public accountants, all at such reasonable times and as often as may be reasonably requested. The Indenture Trustee shall and shall cause its representatives to hold in confidence all such information except to the extent disclosure may be required by law or in connection with litigation, and except to the extent that the Indenture Trustee may reasonably determine that such disclosure is consistent with its obligations hereunder and under the Basic Documents.

          SECTION 11.18. Maximum Interest Payable.

The Issuer, the Indenture Trustee and the Holders of the Class A Notes specifically intend and agree to limit contractually the amount of interest payable under this Indenture, the Class A Notes and all other instruments and agreements related hereto and thereto to the maximum amount of interest lawfully permitted to be charged under applicable law. Therefore, none of the terms of this Indenture, the Class A Notes or any instrument pertaining to or relating to or executed in connection with this Indenture or the Class A Notes shall ever be construed to create a contract to pay interest (or amounts deemed to be interest under applicable law) at a rate in excess of the maximum rate permitted to be charged under applicable law, and neither the Issuer nor any other party liable or to become liable hereunder, under the Class A Notes or under any other instruments and agreements related hereto and thereto shall ever be liable for interest in excess of the amount determined at such maximum rate, and the provisions of this Section shall control over all other provisions of this Indenture, the Class A Notes or any other instrument pertaining to or relating to the transactions herein or therein contemplated. If any amount of interest taken or received by the Indenture Trustee or any Holder of a Class A Note shall be in excess of said maximum amount of interest which, under applicable law, could lawfully have been collected by the Indenture Trustee or such Holder incident to such transactions, then such excess shall be deemed to have been the result of a mathematical error by all parties hereto and shall be automatically applied to the reduction of the principal amount owing under the Class A Notes or if such excessive interest exceeds the unpaid principal balance of the Class A Notes, such excess shall be refunded promptly by the Person receiving such amount to the party paying such amount. All amounts paid or agreed to be paid in connection with such transactions which would under applicable law be deemed "interest" shall, to the extent permitted by such applicable law, be amortized, prorated, allocated and spread throughout the stated term of the Indenture. "Applicable law" as used in this paragraph means that law in effect from time to time which permits the charging and collection of the highest permissible lawful, nonusurious rate of interest on the transactions herein contemplated including laws of each State which may be held to be applicable and of the United States of America, and "maximum rate" as used in this paragraph means, with respect to each of the Class A Notes, the maximum lawful, nonusurious rates of interest (if any) which under applicable law may be charged to the Issuer from time to time with respect to such Class A Notes.

          SECTION 11.19. No Legal Title in Holders.

No Holder of a Class A Note shall have legal title to any part of the Trust Property. No transfer, by operation of law or otherwise, of any Note or other right, title and interest of any Holder of a Class A Note in and to the Trust Property or hereunder shall operate to terminate this Indenture or the trusts hereunder or entitle any successor or transferee of such Holder to an accounting or to the transfer to it of legal title to any part of the Trust Property.

          SECTION 11.20. Third Party Beneficiary.

The parties hereto acknowledge and agree that the Class A Insurer, the Backup Insurer and the Class A Noteholders are each an express third party beneficiary of this Indenture.

          SECTION 11.21. Control Rights.

So long as any Class A Note is outstanding, the Controlling Party shall have the power to exercise the voting, consent and control rights granted to the Class A Noteholders, except as set forth in Sections 9.1 and 9.2 hereof; provided, however, that after the occurrence and during the continuance of a Class A Insurer Default, all voting, consent or control rights of the Class A Insurer shall be suspended and the Backup Insurer shall be the Controlling Party. Upon the cure of a Class A Insurer Default, such voting, consent and control rights shall be reinstated and the Backup Insurer shall no longer be the Controlling Party. If the Backup Insurer is the Controlling Party, after the occurrence and during the continuance of a Backup Insurer Default, any voting, consent or control rights granted to the Backup Insurer shall be suspended. Upon the cure of any such Backup Insurer Default, the Backup Insurer's voting, consent and control rights shall be reinstated.

                      [THIS SPACE LEFT INTENTIONALLY BLANK]

          IN WITNESS WHEREOF, the Issuer and the Indenture Trustee have caused this Indenture to be duly executed by their respective officers, hereunto duly authorized, all as of the day and year first above written.

                                        CREDIT ACCEPTANCE AUTO DEALER LOAN TRUST
                                        2006-2

                                        By: U.S. Bank Trust National
                                        Association, not in its individual
                                        capacity but solely as Owner Trustee,


                                        By: /s/ Mildred F. Smith
                                            ------------------------------------
                                        Name: Mildred F. Smith
                                        Title: Vice President


                                        DEUTSCHE BANK TRUST COMPANY AMERICAS,
                                        not in its individual capacity but
                                        solely as Indenture Trustee,


                                        By: /s/ Louis Bodi
                                            ------------------------------------
                                        Name: Louis Bodi
                                        Title: Vice President


                                        By: /s/ Jenna Kaufman
                                            ------------------------------------
                                        Name: Jenna Kaufman
                                        Title: Vice President

                           [Indenture Signature Page]

                                                                       EXHIBIT A

                              FORM OF CLASS A NOTE

                   SEE ATTACHED PAGES FOR CERTAIN DEFINITIONS

          UNLESS THIS CLASS A NOTE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CLASS A
NOTE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

          THIS CLASS A NOTE HAS NOT BEEN AND WILL NOT BE REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR THE APPLICABLE SECURITIES LAWS OF ANY STATE. ACCORDINGLY, TRANSFER OF THIS CLASS A NOTE IS SUBJECT TO CERTAIN RESTRICTIONS SET FORTH IN THE INDENTURE. BY ITS ACCEPTANCE OF THIS CLASS A NOTE THE HOLDER OF THIS CLASS A NOTE IS DEEMED TO REPRESENT TO THE SELLER AND THE INDENTURE TRUSTEE THAT IT IS A "QUALIFIED INSTITUTIONAL BUYER" AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT AND IS ACQUIRING THIS NOTE FOR ITS OWN ACCOUNT (AND NOT FOR THE ACCOUNT OF OTHERS) OR AS A FIDUCIARY OR AGENT FOR OTHERS (WHICH OTHERS ALSO ARE QUALIFIED INSTITUTIONAL BUYERS).

          NO SALE, PLEDGE OR OTHER TRANSFER OF A CLASS A NOTE SHALL BE MADE UNLESS SUCH SALE, PLEDGE OR OTHER TRANSFER IS (A) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT, (B) FOR SO LONG AS THE CLASS A NOTES ARE ELIGIBLE FOR RESALE PURSUANT TO RULE 144A UNDER THE SECURITIES ACT TO A PERSON THE TRANSFEROR REASONABLY BELIEVES AFTER DUE INQUIRY IS A "QUALIFIED INSTITUTIONAL BUYER" AS DEFINED IN RULE 144A THAT PURCHASES FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER TO WHOM NOTICE IS GIVEN THAT THE TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, OR (C) PURSUANT TO ANOTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IS MADE IN ACCORDANCE WITH SAID ACT AND THE APPLICABLE STATE SECURITIES AND BLUE SKY LAWS. THE INDENTURE TRUSTEE MAY REQUIRE AN OPINION OF COUNSEL TO BE DELIVERED TO IT IN CONNECTION WITH ANY TRANSFER OF THE NOTES PURSUANT TO CLAUSES
(A) OR (C) ABOVE. ALL OPINIONS OF COUNSEL REQUIRED IN

CONNECTION WITH ANY TRANSFER SHALL BE BY COUNSEL REASONABLY ACCEPTABLE TO THE INDENTURE TRUSTEE.

          EACH TRANSFEREE OF THIS CLASS A NOTE IS DEEMED TO REPRESENT AND WARRANT THAT, WITH RESPECT TO THE SOURCE OF FUNDS TO BE USED BY SUCH TRANSFEREE TO ACQUIRE THIS CLASS A NOTE (THE "SOURCE") EITHER (A) SUCH SOURCE IS NOT, AND NONE OF ITS ASSETS CONSTITUTE ASSETS OF, AN "EMPLOYEE BENEFIT PLAN" SUBJECT TO TITLE I ERISA, A "PLAN" TO WHICH SECTION 4975 OF THE CODE APPLIES OR A PLAN THAT IS SUBJECT TO ANY SUBSTANTIALLY SIMILAR PROVISION OF ANY FEDERAL, STATE OR LOCAL LAW, OR A PERSON USING ASSETS OF ANY SUCH PLAN, OR (B) THE ACQUISITION AND HOLDING OF THIS CLASS A NOTE BY SUCH SOURCE WILL NOT CONSTITUTE OR RESULT IN A NONEXEMPT PROHIBITED TRANSACTION UNDER SECTION 406 OF ERISA, OR SECTION 4975 OF THE CODE OR A VIOLATION OF ANY SUBSTANTIALLY SIMILAR PROVISION OF ANY FEDERAL, STATE OR LOCAL LAW.


                                      A-1-2

REGISTERED

                                                                 CUSIP 22530UAA4

No. A-1

          THE PRINCIPAL OF THIS CLASS A NOTE IS PAYABLE IN INSTALLMENTS AS SET FORTH HEREIN. ACCORDINGLY, THE OUTSTANDING PRINCIPAL AMOUNT OF THIS CLASS A NOTE AT ANY TIME MAY BE LESS THAN THE AMOUNT SHOWN ON THE FACE HEREOF.

                 CREDIT ACCEPTANCE AUTO DEALER LOAN TRUST 2006-2

                        5.38% CLASS A ASSET BACKED NOTES

          Credit Acceptance Auto Dealer Loan Trust 2006-2, a statutory trust organized and existing under the laws of the State of Delaware (herein referred to as the "Issuer"), for value received, hereby promises to pay to CEDE & CO., or registered assigns, the principal sum of ONE HUNDRED MILLION DOLLARS ($100,000,000) payable on each Distribution Date in an amount equal to the aggregate amount, if any, payable from the Note Distribution Account in respect of principal on the Class A Notes pursuant to Section 3.1 of the Indenture and
Section 5.09 of the Sale and Servicing Agreement until the Class A Note Balance is reduced to zero; provided, however, that the entire unpaid principal amount of this Class A Note shall be due and payable on June 15, 2012 (the "Stated Final Maturity"). The Issuer will pay interest on this Class A Note at the rate per annum shown above (the "Class A Note Rate"), which shall be due and payable on each Distribution Date until the principal of this Class A Note is paid, on the principal amount of this Class A Note outstanding on the last day of the immediately preceding Collection Period. Interest on this Class A Note will accrue for each Distribution Date from the preceding Distribution Date to (or, in the case of the initial Distribution Date, from the Closing Date) but excluding the current Distribution Date. Interest will be computed on the basis of a 360-day year and twelve thirty day months.

          This Class A Note is one of a duly authorized issue of notes of the Issuer, designated as its 5.38% Class A Asset Backed Notes (the "Class A Notes"), issued under an Indenture dated as of November 21, 2006 (such indenture, as supplemented or amended, is herein called the "Indenture"), between the Issuer and Deutsche Bank Trust Company Americas, as indenture trustee (the "Indenture Trustee", which term includes any successor Indenture Trustee under the Indenture), to which Indenture and all indentures supplemental thereto reference is hereby made for a statement of the respective rights and obligations thereunder of the Issuer, the Indenture Trustee and the Holders of the Class A Notes. The Class A Notes are subject to all terms of the Indenture and the Sale and Servicing Agreement. All terms used in this Class A Note that are defined in the Indenture, as supplemented or amended, shall have the meanings assigned to them in or pursuant to the Indenture, as so supplemented or amended.

          The Class A Notes are and will be equally and ratably secured by the collateral pledged as security therefor as provided in the Indenture.


                                     A-1-3

          On each Distribution Date, Holders of the Class A Notes will be entitled to the Class A Interest Distributable Amount and its Class A Principal Distributable Amount in accordance with the terms of the Indenture. "Distribution Date" means the fifteenth day of each month, or, if any such date is not a Business Day, the next succeeding Business Day, commencing December 15, 2006.

          The Class A Notes are entitled to the benefits of the Class A Note Insurance Policy issued by Radian Asset Assurance Inc. (the "Class A Insurer") and the Backup Insurance Policy issued by XL Capital Assurance Inc. (the "Backup Insurer"). The Class A Insurer is obligated to pay in accordance with the terms of the Class A Note Insurance Policy and the Backup Insurer is obligated to pay in accordance with the terms of the Backup Insurance Policy as described in the "Statements of Insurance" attached hereto.

          As described above, the entire unpaid principal amount of this Class A Note shall be due and payable on the earlier of the Stated Final Maturity and the Redemption Date, if any, pursuant to Section 10.1(a) of the Indenture. Notwithstanding the foregoing, the entire unpaid principal amount of the Class A Notes shall be due and payable if an Indenture Event of Default shall have occurred and be continuing, and the Class A Notes have been accelerated subject to the terms of the Indenture.

          All principal payments on the Class A Notes shall be made pro rata to the Class A Noteholders entitled thereto.

          Upon written notice from the Issuer, the Indenture Trustee shall notify the Person in whose name a Class A Note is registered at the close of business on the Record Date preceding the Distribution Date on which the Issuer expects that the final installment of principal of and interest on such Class A Note will be paid. Such notice shall be mailed or transmitted by facsimile prior to such final Distribution Date and shall specify that such final installment will be payable only upon presentation and surrender of such Class A Note and shall specify the place where such Class A Note may be presented and surrendered for payment of such installment. Notices in connection with purchases of Class A Notes shall be mailed to Class A Noteholders as provided in the Indenture.

          Distributions required to be made to Class A Noteholders on any Distribution Date shall be made to each Class A Noteholder of record on the preceding Record Date either by wire transfer, in immediately available funds, to the account of such Holder at a bank or other entity having appropriate facilities therefor, if (i) such Class A Noteholder shall have provided to the Note Registrar appropriate written instructions at least ten (10) Business Days prior to such Distribution Date and such Holder's Notes in the aggregate evidence a denomination of not less than $100,000 and integral multiples of $1,000 or (ii) such Class A Noteholder is the Seller, or an Affiliate thereof, or, if not, by check mailed to such Class A Noteholder at the address of such holder appearing in the Note Register.

          The Issuer shall pay interest on overdue installments of interest on the Class A Notes at the Class A Note Rate to the extent lawful.


                                     A-1-4

          As provided in the Indenture, the Class A Notes may be redeemed pursuant to Section 10.1(a) of the Indenture, in whole, but not in part, at the option of the Servicer, on any Distribution Date on or after the date on which the Class A Note Balance is less than or equal to 15% of the initial Class A Note Balance.

          As provided in the Indenture and subject to certain limitations set forth therein, the transfer of this Class A Note may be registered on the Note Register upon surrender of this Class A Note for registration of transfer at the office or agency designated by the Issuer pursuant to the Indenture, (i) accompanied by a written instrument of transfer in form satisfactory to the Indenture Trustee and the Note Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and (ii) accompanied by such other documents as the Indenture Trustee may require, and thereupon one or more new Class A Notes of authorized denominations and in the same aggregate principal amount will be issued to the designated transferee or transferees. No service charge will be charged for any registration of transfer or exchange of this Class A Note, but the Indenture Trustee may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any such transfer or exchange of the Class A Notes.

          Each Noteholder, by acceptance of a Class A Note covenants and agrees that no recourse may be taken, directly or indirectly, with respect to the obligations of the Issuer, the Seller, the Servicer, the Owner Trustee, the Indenture Trustee or the Trust Collateral Agent under the Indenture or any certificate or other writing delivered in connection herewith or therewith, against (i) the Seller, the Servicer, the Indenture Trustee or the Trust Collateral Agent or the Owner Trustee, (ii) any owner of a beneficial interest in the Issuer or (iii) any partner, owner, beneficiary, agent, officer, director or employee of the Issuer, the Seller, the Servicer, the Indenture Trustee or the Trust Collateral Agent or the Owner Trustee in its individual capacity, any holder of a beneficial interest in the Issuer, the Seller, the Servicer, the Owner Trustee or the Indenture Trustee or the Trust Collateral Agent or of any successor or assign of the Seller, the Servicer, the Indenture Trustee, the Owner Trustee in its individual capacity, or the Trust Collateral Agent except as any such Person may have expressly agreed (it being understood that the Indenture Trustee or the Trust Collateral Agent and the Owner Trustee have no such obligations in their individual capacity) and except that any such partner, owner or beneficiary shall be fully liable, to the extent provided by applicable law, for any unpaid consideration for stock, unpaid capital contribution or failure to pay any installment or call owing to such entity.

          Each Class A Noteholder, by acceptance of a Class A Note, covenants and agrees that by accepting the benefits of the Indenture that such Class A Noteholder will not at any time institute against the Seller or the Issuer or join in any institution against the Seller or the Issuer of, any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings, or other proceedings, under any United States federal or state bankruptcy or similar law in connection with any obligations relating to the Class A Notes, the Indenture or the Basic Documents. In addition, each Class A Noteholder, by acceptance of a Class A Note, agrees to treat the Class A Notes as indebtedness of the Issuer.

          Prior to the due presentment for registration of transfer of this Class A Note, the Issuer, the Indenture Trustee, the Class A Insurer, the Backup Insurer and the Note Registrar and any agent of the Issuer, the Indenture Trustee, the Class A Insurer, the Backup Insurer and the


                                     A-1-5

Note Registrar may treat the Person in whose name this Class A Note (as of the day of determination or as of such other date as may be specified in the Indenture) is registered as the owner hereof for all purposes, whether or not this Class A Note be overdue, and neither the Issuer, the Indenture Trustee, the Note Registrar, the Class A Insurer, the Backup Insurer nor any such agent shall be bound by notice to the contrary.

          The term "Issuer" as used in this Class A Note includes any successor to the Issuer under the Indenture.

          The Issuer is permitted by the Indenture, under certain circumstances, to merge or consolidate, subject to the rights of the Indenture Trustee, the Class A Insurer, the Backup Insurer and the Holders of Class A Notes under the Indenture.

          The Class A Notes are issuable only in registered form in denominations as provided in the Indenture, subject to certain limitations therein set forth.

          This Class A Note and the Indenture shall be construed in accordance with the laws of the State of New York, without reference to its conflict of law provisions, and the obligations, rights and remedies of the parties hereunder and thereunder shall be determined in accordance with such laws.

          No reference herein to the Indenture and no provision of this Class A Note or of the Indenture shall alter or impair the obligation of the Issuer, which is absolute and unconditional, to pay the principal of and interest on this Class A Note at the times, place, and rate, and in the coin or currency herein prescribed.

          Anything herein to the contrary notwithstanding, except as expressly provided in the Indenture or the Basic Documents, neither U.S. Bank Trust National Association in its individual capacity, any owner of a beneficial interest in the Issuer, nor any of their respective partners, beneficiaries, agents, officers, directors, employees or successors or assigns shall be personally liable for, nor shall recourse be had to any of them for, the payment of principal of or interest on, or performance of, or omission to perform, any of the covenants, obligations or indemnifications contained in this Class A Note or the Indenture, it being expressly understood that said covenants, obligations and indemnifications have been made by the Owner Trustee for the sole purposes of binding the interests of the Owner Trustee in the assets of the Issuer. The Holder of this Class A Note by the acceptance hereof agrees that except as expressly provided in the Indenture or the Basic Documents, in the case of an Indenture Event of Default, the Holder shall have no claim against any of the foregoing for any deficiency, loss or claim therefrom; provided, however, that nothing contained herein shall be taken to prevent recourse to, and enforcement against, the assets of the Issuer for any and all liabilities, obligations and undertakings contained in the Indenture or in this Class A Note.

          The principal of and interest on this Class A Note are payable in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts. All payments made by the Issuer with respect to this Class A Note shall be applied first to interest due and payable on this Class A Note as provided above and then to the unpaid principal of this Class A Note.


                                     A-1-6

          Unless the certificate of authentication hereon has been executed by the Indenture Trustee whose name appears below by manual signature, this Class A Note shall not be entitled to any benefit under the Indenture referred to on the reverse hereof, or be valid or obligatory for any purpose.


                                     A-1-7

          IN WITNESS WHEREOF, the Issuer has caused this instrument to be signed, manually or in facsimile, by its Authorized Officer as of the date set forth below.

                                        CREDIT ACCEPTANCE AUTO DEALER LOAN TRUST
                                        2006-2

                                        By: U.S. BANK TRUST NATIONAL
                                            ASSOCIATION, not in its individual
                                            capacity but solely as Owner Trustee
                                            under the Trust Agreement


                                        By:
                                            ------------------------------------
                                        Name:
                                              ----------------------------------
                                        Title:
                                               ---------------------------------

Dated:
       ----------------


                                     A-1-8

                INDENTURE TRUSTEE'S CERTIFICATE OF AUTHENTICATION

          This is one of the Class A Notes designated above and referred to in the within-mentioned Indenture.

Date:                                   DEUTSCHE BANK TRUST COMPANY AMERICAS,
      --------------                    not in its individual
                                        capacity but solely as Indenture
                                        Trustee,


                                        by:
                                            ------------------------------------
                                            Authorized Signatory


                                     A-1-9

                                   ASSIGNMENT

Social Security or taxpayer I.D. or other identifying number of assignee

          FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto _________________________________________________________________
                         (name and address of assignee)

the within Class A Note and all rights thereunder, and hereby irrevocably constitutes and appoints, attorney, to transfer said Class A Note on the books kept for registration thereof, with full power of substitution in the premises.


Dated:                                                                       (1)
       ---------------                 --------------------------------------

----------
(1) NOTE: The signature to this assignment must correspond with the name of the registered owner as it appears on the face of the within Class A Note in every particular, without alteration, enlargement or any change whatsoever.


                                     A-1-10

                             STATEMENT OF INSURANCE

                         [Class A Note Insurance Policy]


                                     A-1-11

                             STATEMENT OF INSURANCE

                            [Backup Insurance Policy]


                                     A-1-12

                                    EXHIBIT B
                    FORM OF TRANSFEREE REPRESENTATION LETTER

                                                               Date: ___________

Credit Acceptance Corporation
Silver Triangle Building
25505 West Twelve Mile Road
Suite 3000
Southfield, Michigan 48034-8339

Deutsche Bank Trust Company Americas
60 Wall Street
MS NYC 60-2606
26th Floor
New York, NY 10008

Re: Credit Acceptance Auto Dealer Loan Trust 2006-2, $100,000,000 Class A Asset Backed Notes

Ladies and Gentlemen:

          In connection with our acquisition of the above Class A Notes, we certify that: (a) we understand that the Class A Notes have not been and will not be registered under the Securities Act of 1933, as amended (the "Securities Act"), or any state securities laws, are being transferred to us in a transaction that is exempt from the registration requirements of the Securities Act and any such laws and the Class A Notes are being transferred to it in a transaction not involving any public offering within the meaning of the Securities Act; (b) we have such knowledge and experience in financial and business matters, and we are a sophisticated institutional investor capable of evaluating the merits and risks of investments in the Class A Notes; (c) we are aware that we (or any investor account on behalf of which the Class A Notes may be purchased) may be required to bear the economic risk of an investment in the Class A Notes for an indefinite period of time, and we are (or such account is) able to bear such risk for an indefinite period; (d) we have received and reviewed a copy of the Private Placement Memorandum, dated November 15, 2006, relating to the Class A Notes, and we have had the opportunity to ask questions of and receive answers from the Issuer concerning the purchase of the Class A Notes and all matters relating thereto or any additional information deemed necessary to our decision to purchase the Class A Notes; (e) we represent and warrant that, with respect to the source of funds to be used by us to acquire the Class A Notes (the "Source") either (i) such source is not, and none of its assets constitute assets of, an "employee benefit plan" subject to Title I of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), a "plan" to which Section 4975 of the Internal Revenue Code of 1986, as amended (the "Code") applies or a plan that is subject to any substantively similar provision of any federal, state or local law, or a person using assets of any such plan or (ii) the acquisition and holding of the Class A Notes by such Source will not constitute or result in a non-exempt prohibited transaction under Section 406 of ERISA, or Section 4975 of the Code or a violation of any substantively similar provision of any federal, state or local law; (f) we have not, nor has anyone acting on our behalf offered, transferred, pledged, sold or otherwise disposed of the Class A Notes, any interest in the Class A Notes or any other similar security to, or solicited any offer to buy or accept a transfer, pledge or other disposition of the Class A Notes, any interest in the Class A Notes or any other similar security from, or otherwise approached or negotiated with respect to the Class A Notes, any interest in the Class A Notes or any other similar security with, any person in any manner, or made any general solicitation by means of general advertising or in any other manner, or taken any other action, that would constitute a distribution of the Class A Notes under the Securities Act or that would render the disposition of the Class A Notes a violation of Section 5 of the Securities Act or require registration pursuant thereto, nor will we act, nor have we authorized or will we authorize any person to act, in such manner with respect to the Class A Notes; (g) we are (i) a "qualified institutional buyer" within the meaning of Rule 144A under the Securities Act ("Rule 144A") and are acquiring the Class A Notes for our own institutional account or for the account or accounts of a qualified institutional buyer or (ii) purchasing the Class A Notes in a transaction exempt from registration under the Securities Act and in compliance with the provisions of the Indenture and in compliance with the legends placed on the Class A Notes; and have completed the form of certification to that effect attached hereto as Annex 1; and (h) we have had the opportunity to ask questions and request information regarding the Class A Notes, and we have received responses satisfactory to us.

          We are aware that the sale to us is being made in reliance on Rule 144A. We are acquiring the Class A Notes for our own account or for resale pursuant to Rule 144A and further understand that such Class A Notes may be resold, pledged or transferred only in accordance with applicable state securities laws and (i) in a transaction meeting the requirements of Rule 144A, to a person reasonably believed to be a qualified institutional buyer that purchases for its own account (or for the account or accounts of a qualified institutional buyer) and to whom notice is given that the resale, pledge or transfer is being made in reliance on Rule 144A, or (ii) (A) to a person that is an "accredited investor" within the meaning of Rule 501(a)(1), (2), (3) or (7) promulgated pursuant to the Securities Act, is taking delivery of such Class A Notes in an amount of at least $250,000, and delivers an Investment Letter to the Indenture Trustee or (B) to a person that is taking delivery of such Class A Notes pursuant to a transaction that is otherwise exempt from registration requirements under the Securities Act, as confirmed in an opinion of counsel.

          ______ The Purchaser is a "U.S. Person" and it has attached hereto an Internal Revenue Service ("IRS") Form W 9 (or successor form).*

          ______ The Purchaser is not a "U.S. Person" and under applicable law in effect on the date hereof, no Taxes will be required to be withheld by the Note Registrar (or its agent) with respect to Distributions to be made on the Note(s). The Purchaser has attached hereto either (i) a duly executed IRS Form W 8BEN (or successor form), which identifies such Purchaser as the beneficial owner of the Note(s) and states that such Purchaser is not a U.S. Person or (ii) two duly executed copies of IRS Form W 8ECI (or successor form), which identify such

          Purchaser as the beneficial owner of the Note(s) and state that interest and original issue discount on the Class A Notes is, or is expected to be, effectively connected with a U.S. trade or business. The Purchaser agrees to provide to the Note Registrar updated IRS Forms W 8BEN or IRS Forms W 8ECI, as the case may be, any applicable successor IRS forms, or such other certifications as the Note Registrar may reasonably request, on or before the date that any such IRS form or certification expires or becomes obsolete, or promptly after the occurrence of any event requiring a change in the most recent IRS form of certification furnished by it to the Note Registrar.*

          For this purpose, "U.S. Person" means a citizen or resident of the United States, a corporation or partnership created or organized in or under the laws of the United States, any state thereof or the District of Columbia (unless, in the case of a partnership, regulations are adopted that provide otherwise), including an entity treated as a corporation or partnership for federal income tax purposes, an estate the income of which is subject to U.S. federal income taxation regardless of its source, or a trust if a court within the United States is able to exercise primary supervision over the administration of such trust, and one or more such United States persons have the authority to control all substantial decisions of such trust (or, to the extent provided in applicable Treasury Regulations, certain trusts in existence on August 20, 1996 which are eligible to elect to be treated as U.S. Persons).

          We acknowledge that restrictive legends have been placed on our Class A Notes relating to the foregoing and we not in violation thereof; and we understand the above addressees and others are relying on our acknowledgments, representations, warranties or agreements in this letter and agree to promptly notify such addressees if any of the acknowledgments, representations, warranties or agreements made or deemed to have been made by us in connection with our purchase of the Class A Notes are no longer accurate.

                      [SIGNATURE PAGE IMMEDIATELY FOLLOWS]

----------
*    Select the applicable paragraph.

                                        Very truly yours,

                                        [             ]
                                         -------------


                                        By:
                                            ------------------------------------
                                        Name:
                                              ----------------------------------
                                        Title:
                                               ---------------------------------

                                                                         ANNEX 1

            QUALIFIED INSTITUTIONAL BUYER STATUS UNDER SEC RULE 144A

          [For Transferees Other Than Registered Investment Companies]

The undersigned (the "Buyer") hereby certifies as follows to the parties listed in the Rule 144A Transferee Certificate to which this certification relates with respect to the Class A Notes described therein:

1. As indicated below, the undersigned is the President, Chief Financial Officer, Senior Vice President or other executive officer of the Buyer.

2. In connection with purchases by the Buyer, the Buyer is a "qualified institutional buyer" within the meaning of Rule 144A under the Securities Act of 1933, as amended ("Rule 144A"), because (i) the Buyer owned and/or invested on a discretionary basis $10,000,000.00(2) in securities (except for the excluded securities referred to below) as of the end of the Buyer's most recent fiscal year (such amount being calculated in accordance with Rule 144A) and (ii) the Buyer satisfies the criteria in the category marked below.

          ____ Corporation, etc. The Buyer is a corporation (other than a bank, savings and loan association or similar institution), Massachusetts or similar business trust, partnership, or charitable organization described in Section 501(c) (3) of the Internal Revenue Code of 1986, as amended.

          ____ Bank. The Buyer (a) is a national bank or banking institution organized under the laws of any state or territory of the United States or the District of Columbia, the business of which is substantially confined to banking and is supervised by the state or territorial banking commission or similar official or is a foreign bank or equivalent institution, and (b) has an audited net worth of at least $25,000,000.00 as demonstrated in its latest annual financial statements, a copy of which is attached hereto.

          ____ Savings and Loan. The Buyer (a) is a savings and loan association, building and loan association, cooperative bank, homestead association or similar institution, which is supervised and examined by a state or federal authority having supervision over any such institutions or is a foreign savings and loan association or equivalent institution, and (b) has an audited net worth of at least $25,000,000.00 as demonstrated in its latest annual financial statements, a copy of which is attached hereto.

          ____ Broker dealer. The Buyer is a dealer registered pursuant to
               Section 15 of the Securities Exchange Act of 1934, as amended.

----------
(2) Buyer must own and/or invest on a discretionary basis at least $100,000,000.00 in securities unless Buyer is a dealer, and, in that case, Buyer must own and/or invest on a discretionary basis at least $10,000,000.00 in securities.

          ____ Insurance Company. The Buyer is an insurance company whose primary and predominant business activity is the writing of insurance or the reinsuring of risks underwritten by insurance companies and which is subject to supervision by the insurance commissioner or a similar official or agency of a state or territory of the United States or the District of Columbia.

          ____ State or Local Plan. The Buyer is a plan established and maintained by a state, its political subdivisions, or any agency or instrumentality of the state or its political subdivisions, for the benefit of its employees.

          ____ ERISA Plan. The Buyer is an employee benefit plan within the meaning of Title I of the Employee Retirement Income Security Act of 1974, as amended.

          ____ Investment Advisor. The Buyer is an investment advisor registered under the Investment Advisors Act of 1940, as amended.

          ____ Small Business Investment Company. The Buyer is a small business investment company licensed by the U.S. Small Business Administration under Section 301(c) or (d) of the Small Business Investment Act of 1958.

          ____ Business Development Company. The Buyer is a business development company as defined in Section 202(a)(22) of the Investment Advisors Act of 1940, as amended.

          ____ Other. The Buyer is an entity all of the equity holders of which are qualified institutional buyers.

3. The term "securities" as used herein does not include (i) securities of issuers that are affiliated with the Buyer; (ii) securities that are part of an unsold allotment to or subscription by the Buyer, if the Buyer is a dealer;
(iii) securities issued or guaranteed by the United States or any instrumentality thereof; (iv) bank deposit notes and certificates of deposit;
(v) loan participations; (vi) repurchase agreements; (vii) securities owned but subject to a repurchase agreement; and (viii) currency, interest rate and commodity swaps.

4. For purposes of determining the aggregate amount of securities owned and/or invested on a discretionary basis by the Buyer, the Buyer used the cost of such securities to the Buyer and did not include any of the securities referred to in the preceding paragraph, except (i) where the Buyer reports its securities holdings in its financial statements on the basis of their market value, and
(ii) no current information with respect to the cost of those securities has been published. If clause (ii) in the preceding sentence applies, the securities may be valued at market. Further, in determining such aggregate amount, the Buyer may have included securities owned by subsidiaries of the Buyer, but only if such subsidiaries are consolidated with the Buyer in its financial statements prepared in accordance with generally accepted accounting principles and if the investments of such subsidiaries are managed under the Buyer's direction. However, such securities were not included if the Buyer is a majority owned, consolidated subsidiary of another enterprise and the Buyer is not itself a reporting company under the Securities Exchange Act of 1934, as amended.

5. The Buyer acknowledges that it is familiar with Rule 144A and understands that the seller to it and other parties related to the Class A Notes are relying and will continue to rely on the statements made herein because one or more sales to the Buyer may be in reliance on Rule 144A.

6. Until the date of purchase of the Class A Notes, the Buyer will notify each of the parties to which this certification is made of any changes in the information and conclusions herein. Until such notice is given, the Buyer's purchase of the Class A Notes will constitute a reaffirmation of this certification as of the date of such purchase. In addition, if the Buyer is a bank or savings and loan as provided above, the Buyer agrees that it will furnish to such parties updated annual financial statements promptly after they become available.

                      [SIGNATURE PAGE IMMEDIATELY FOLLOWS]

                                        [                       ]
                                         -----------------------


                                        By:
                                            ------------------------------------
                                        Name:
                                              ----------------------------------
                                        Title:
                                               ---------------------------------

                                                                      SCHEDULE A
                                                                    to Indenture

              PERFECTION REPRESENTATIONS, WARRANTIES AND COVENANTS

     In addition to the representations, warranties and covenants contained in the Indenture, the Issuer hereby represents, warrants, and covenants to the Trust, the Trust Collateral Agent and the Indenture Trustee as follows on the Closing Date and on each Distribution Date on which the Trust purchases Dealer Loans, in each case only with respect to the Collateral pledged to the Indenture Trustee on the Closing Date or the relevant Distribution Date:

                                     GENERAL

1. The Indenture creates a valid and continuing security interest (as defined in UCC Section 9-102) in the Collateral in favor of the Indenture Trustee, which security interest is prior to all other Liens, and is enforceable as such as against creditors of and purchasers from and assignees of the Trust.

2. Each Contract constitutes "tangible chattel paper" or a "payment intangible", within the meaning of UCC Section 9-102. Each Dealer Loan constitutes a "payment intangible" or a "general intangible" within the meaning of UCC Section 9-102.

3. Each Dealer Agreement constitutes either a "general intangible" or "tangible chattel paper" within the meaning of UCC Section 9-102.

4. The Trust has taken or will take all necessary actions with respect to the Dealer Loans to perfect the security interest of the Indenture Trustee in the Dealer Loans and in the property securing the Dealer Loans.

                                    CREATION

1. The Trust owns and has good and marketable title to the Collateral, free and clear of any Lien, claim or encumbrance of any Person, excepting only liens for taxes, assessments or similar governmental charges or levies incurred in the ordinary course of business that are not yet due and payable or as to which any applicable grace period shall not have expired, or that are being contested in good faith by proper proceedings and for which adequate reserves have been established, but only so long as foreclosure with respect to such a lien is not imminent and the use and value of the property to which the Lien attaches is not impaired during the pendency of such proceeding.

                                   PERFECTION

1. The Trust has caused or will have caused, within ten days after the effective date of the Indenture, the filing of all appropriate financing statements in the proper filing office in the appropriate jurisdictions under applicable law in order to perfect the security interest in the Collateral granted to the Indenture Trustee under the Indenture.

2. With respect to Collateral that constitutes tangible chattel paper, such tangible chattel paper is in the possession of the Servicer, in its capacity as custodian for the Trust and the Trust Collateral Agent, and the Trust Collateral Agent has received a written acknowledgment from the Servicer, in its capacity as custodian, that it is holding such tangible chattel paper solely on its behalf and for the benefit of the Trust Collateral Agent, the Seller, the Trust and the relevant Dealer(s). All financing statements filed or to be filed against the Trust in favor of the Indenture Trustee in connection with this Indenture describing the Trust Property contain a statement to the following effect: "A purchase of or security interest in any collateral described in this financing statement will violate the rights of the Secured Party."

                                    PRIORITY

1. Other than the security interest granted to the Indenture Trustee pursuant to the Indenture, the Trust has not pledged, assigned, sold, granted a security interest in, or otherwise conveyed any of the Trust Property. None of the Originator, the Servicer nor the Seller has authorized the filing of, or is aware of any financing statements against either the Seller, the Originator or the Trust that includes a description of the Collateral and proceeds related thereto other than any financing statement: (i) relating to the sale of the Originator Property by the Originator to the Seller under the Contribution Agreement; (ii) relating to the security interest granted to the Trust under the Sale and Servicing Agreement; (iii) relating to the security interest granted to the Indenture Trustee under the Indenture; or (iv) that has been terminated or amended to reflect a release of the Collateral.

2. Neither the Seller, the Originator nor the Trust is aware of any judgment, ERISA or tax lien filings against either the Seller, the Originator or the Trust.

3. None of the tangible chattel paper that constitutes or evidences the Contracts or the Dealer Agreements has any marks or notations indicating that it has been pledged, assigned or otherwise conveyed to any Person other than the Originator, the Servicer, the Seller, the Trust, a collection agent or the Indenture Trustee.

                     SURVIVAL OF PERFECTION REPRESENTATIONS

1. Notwithstanding any other provision of the Agreement, the Contribution Agreement, the Indenture or any other Basic Document, the Perfection Representations, Warranties and Covenants contained in this Schedule shall be continuing, and remain in full force and effect (notwithstanding any replacement of the Servicer or termination of Servicer's rights to act as such) until such time as all obligations under the Sale and Servicing Agreement, Contribution Agreement and the Indenture have been finally and fully paid and performed.

                                    NO WAIVER

1. The parties hereto: (i) shall not, without obtaining a confirmation of the then-current ratings of the Class A Notes (without giving effect to the Class A
Note Insurance Policy or the Backup Insurance Policy), waive any of the Perfection Representations, Warranties or Covenants; (ii) shall provide the Rating Agencies with prompt written notice of any breach of the Perfection Representations, Warranties or Covenants, and shall not, without obtaining a confirmation of the then-current rating of the Class A Notes (without giving effect to the Class A

Note Insurance Policy or the Backup Insurance Policy) as determined after any adjustment or withdrawal of the ratings following notice of such breach, waive a breach of any of the Perfection Representations, Warranties or Covenants.


                                       A-3